EXHIBIT 10.1


                                                                       Exhibit 1

STATE OF SOUTH CAROLINA:
COUNTY OF RICHLAND:

                                  OFFICE LEASE

      THIS LEASE ("Lease"), made this 1 day of OCTOBER, 2005, by and between AP SOUTHEAST PORTFOLIO PARTNERS, L.P., a Delaware limited partnership, ("Landlord") and BIOTEL, INC., A MINNESOTA CORPORATION, ("Tenant"), Provides as follows:

      1. BASIC DEFINITIONS AND PROVISIONS. The following basic definitions and provisions apply to this Lease:

      a. PREMISES.       Rentable Square Feet: APPROXIMATELY 2,903
                         Suite:                B 450
                         Building:             FONTAINE II
                         Street Address:       400 ARBOR LAKE DRIVE
                         City/County:          Columbia, County of Richland
                         State/Zip Code:       South Carolina,

      b. TERM.           Number of Months:     FORTY-TWO (42)
                         Commencement Date:    NOVEMBER 1, 2005
                         Expiration Date:      APRIL 30, 2009

      c. PERMITTED USE.                        General Office Use

      d. OCCUPANCY LIMITATION.                 No more than five (5) persons per
                                               one thousand (1,000) rentable
                                               square feet.

      e. BASE RENT. The minimum base rent for the Term is ($129,473.80), payable in monthly installments on the 1st day of each month in accordance with the following Base Rent Schedule:

---------------------------------------------------------------------
                       RATE PER SQUARE     MONTHLY
  FROM         TO            FOOT           RENT      CUMULATIVE RENT
---------------------------------------------------------------------
11/1/2005  4/30/2006       $   0.00      $     0.00     $      0.00
---------------------------------------------------------------------
5/1/2006   4/30/2007       $  14.50      $ 3,507.79     $ 42,093.50
---------------------------------------------------------------------
5/1/2007   4/30/2008       $  14.85      $ 3,592.46     $ 43,109.55
---------------------------------------------------------------------
5/1/2008   4/30/2009       $  15.25      $ 3,689.22     $ 44,270.75
---------------------------------------------------------------------

      f. RENT PAYMENT ADDRESS.   HIGHWOODS REALTY LIMITED PARTNERSHIP
                                    c/o Highwoods Properties
                                    P.O. Box 409400
                                    Atlanta, Georgia 30384
                                    Tax ID #: 56-1869557

      g. SECURITY DEPOSIT.       N/A

      h. BUSINESS HOURS.         8:00 A.m. to 6:00 P.m.  Monday  through Friday
                                 (excluding National and State holidays).

      i. ELECTRICAL SERVICE.     No more than 3.5 watts per usable  square foot
                                 for convenience outlets.

      j. AFTER HOURS HVAC RATE.  Current  charge of $35.00 Per hour,  per zone,
                                 with  a   minimum   of  two  (2)   hours   per
                                 occurrence.

      k. PARKING.                Unreserved, not to exceed 4.8 SPACES PER 1,000
                                 RENTABLE SQUARE FEET OF THE PREMISES.

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      l. ACCESS CARDS:           N/A after hour access cards upon  commencement.
                                 Current charge of $25.00 per additional card or replacement card.

      m. CONSTRUCTION FEE.       The    Construction    Supervision    Fee   for
                                 alterations  is 5% of the cost of the work. The
                                 construction   supervision   fee   for   Tenant
                                 Improvements is set forth in the Workletter attached as Addendum Number One.

      n. NOTICE ADDRESSES.

                 LANDLORD:       HIGHWOODS REALTY LIMITED PARTNERSHIP
                                 c/o Highwoods Properties, Inc.
                                 2120 West End Avenue, Suite 100
                                 Nashville, Tennessee 37203
                                 Attn: Manager, Lease Administration
                                 Facsimile: (615) 320-5607

           With a copy to:       HIGHWOODS REALTY LIMITED PARTNERSHIP
                                 c/o Highwoods Properties, Inc.
                                 3100 Smoketree Court, Suite 600
                                 Raleigh, North Carolina 27604
                                 Attn: Manager, Lease Administration
                                 Facsimile #: (919) 876-2448

                   TENANT:       400 ARBOR LAKE DRIVE
                                 SUITE B 450
                                 COLUMBIA, SOUTH CAROLINA 29223
                                 ------------------------------------
                                 Attn.:

                                 ---------------------------------------
                                 Facsimile #:
                                             ---------------------------
           WITH A COPY TO:
                                 BIOTEL, INC.
                                 11481 RUPP DRIVE
                                 BURNSVILLE, MN 55337
                                 ATTN: STEVE SPRINGROSE
            North American Industry Classification System (NAICS) Code

                                 ---------------------------------------

      o. BROKER.
                                 BERONICA M. WHISNANT
                                 COLLIERS KEENAN
                                 POST OFFICE BOX 11610
                                 COLUMBIA, SOUTH CAROLINA 29211-1610

      2. LEASED PREMISES.

      a. PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the Premises identified in Section 1a and as more particularly shown on EXHIBIT A, attached hereto.

      b. RENTABLE SQUARE FOOT DETERMINATION. The parties acknowledge that all square foot measurements are approximate and agree that the square footage figures in Section 1a shall be conclusive for all purposes with respect to this Lease.

      c. COMMON AREAS. Tenant shall have non-exclusive access to the common areas of the Building. The common areas generally include space that is not included in portions of the building set aside for leasing to tenants or reserved for Landlord's exclusive use, including entrances, hallways, lobbies, elevators, restrooms, walkways and plazas ("Common Areas").

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Landlord has the exclusive right to (i) designate the Common Areas,  (ii) change the  designation of any Common Area and otherwise  modify the Common Areas,  and
(iii) permit special use of the Common Areas, including temporary exclusive use for special occasions. Tenant shall not interfere with the rights of others to use the Common Areas. All use of the Common Areas shall be subject to any rules and regulations promulgated by Landlord.

      3. TERM.

      a. COMMENCEMENT AND EXPIRATION DATES. The Lease Term commences on the Commencement Date and expires on the Expiration Date, as set forth in Section 1b.

      b. ADJUSTMENTS TO COMMENCEMENT DATE. The Commencement Date shall be adjusted as follows:

          i. If Tenant requests possession of the Premises prior to the Commencement Date, and Landlord consents, the Commencement Date shall be the date of possession. All rent and other obligations under this Lease shall begin on the date of possession, but the Expiration Date shall remain the same.

          ii.   If Landlord,  for any reason,  cannot deliver  possession of the
                Premises to Tenant on the Commencement Date, then the Commencement Date, Expiration Date, and all other dates that may be affected by their change, shall be revised to conform to the date of Landlord's delivery of possession of the Premises to Tenant. Any such delay shall not relieve Tenant of its obligations under this Lease, and neither Landlord nor Landlord's agents shall be liable to Tenant for any loss or damage resulting from the delay in delivery of possession.

      c. TERMINATION BY TENANT FOR FAILURE TO DELIVER POSSESSION. In the event Landlord is unable to deliver possession of the Premises within (90) days after the original Commencement Date set forth in the first sentence of this Section 2 (excluding any delays resulting from FORCE MAJEURE or caused by Tenant - "Excused Delays"), then Tenant may terminate this Lease by giving notice to Landlord within one hundred (100) days of the original Commencement Date (excluding Excused Delays). Tenant may not terminate the Lease, however, if it has taken possession of any part of the Premises.

      d. DELIVERY OF POSSESSION. Unless otherwise specified in the Workletter attached as Lease Addendum Number One, "delivery of possession" of the Premises shall mean the earlier of: (i) the date Landlord has the Premises ready for occupancy by Tenant as evidenced by a permanent or temporary Certificate of Occupancy issued by proper governmental authority, or (ii) the date Landlord could have had the Premises ready had there been no Delays attributable to Tenant.

      e. ADJUSTMENT OF EXPIRATION DATE. If the Expiration Date does not occur on the last day of a calendar month, then Landlord, at its option, may extend the Term by the number of days necessary to cause the Expiration Date to occur on the last day of the last calendar month of the Term. Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension.

      f. RIGHT TO OCCUPY. Tenant shall not occupy the Premises until Tenant has complied with all of the following requirements to the extent applicable under the terms of this Lease: (i) delivery of all certificates of insurance, (ii) payment of Security Deposit, (iii) execution and delivery of any required Guaranty of Lease, and (iv) if Tenant is an entity, receipt of a good standing certificate from the State where it was organized and a certificate of authority to do business in the State in which the Premises are located (if different). Tenant's failure to comply with these (or any other conditions precedent to occupancy under the terms of this Lease) shall not delay the Commencement Date.

      g. COMMENCEMENT AGREEMENT. The Commencement Date, Term, and Expiration Date may be set forth in a Commencement Agreement similar to EXHIBIT C, attached hereto, to be prepared by Landlord and executed by the parties.

      4. USE.

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      a.  PERMITTED  USE.  The  Premises  may be used  only for  general  office purposes in connection with Tenant's Permitted Use as defined in Section 1c and in accordance with the Occupancy Limitation as set forth in Section 1d.

      b. PROHIBITED USES. Tenant shall not use the Premises:

          i. In violation of any restrictive covenants which apply to the Premises;

          ii.   In any manner that constitutes a nuisance or trespass;

          iii. In any manner which increases any insurance premiums, or makes such insurance unavailable to Landlord on the Building; provided that, in the event of an increase in Landlord's insurance premiums which results from Tenant's use of the Premises, Landlord may elect to permit the use and charge Tenant for the increase in premiums, and Tenant's failure to pay Landlord, on demand, the amount of such increase shall be an event of default;

          iv. In any manner that creates unusual demands for electricity, heating or air conditioning; or

          v. For any purpose except the Permitted Use, unless consented to by Landlord in writing.

      c. PROHIBITED EQUIPMENT IN PREMISES. Tenant shall not install any equipment in the Premises that places unusual demands on the electrical, heating or air conditioning systems ("High Demand Equipment") without Landlord's prior written consent. No such consent will be given if Landlord determines, in its opinion, that such equipment may not be safely used in the Premises or that electrical service is not adequate to support the equipment. Landlord's consent may be conditioned, without limitation, upon separate metering of the High Demand Equipment and Tenant's payment of all engineering, equipment, installation, maintenance, removal and restoration costs and utility charges associated with the High Demand Equipment and the separate meter. If High Demand Equipment used in the Premises by Tenant affect the temperature otherwise maintained by the heating and air conditioning system, Landlord shall have the right to install supplemental air conditioning units in the Premises with the cost of engineering, installation, operation and maintenance of the units to be paid by Tenant. All costs and expenses relating to High Demand Equipment and Landlord's administrative costs (such as reading meters and calculating invoices) shall be Additional Rent, payable by Tenant upon demand.

      5. RENT.

      a. PAYMENT OBLIGATIONS. Tenant shall pay Base Rent and Additional Rent (collectively, "Rent") on or before the first day of each calendar month during the Term, as follows:

          i. Rent payments shall be sent to the Rent Payment Address set forth in Section 1f.

          ii. Rent shall be paid without previous demand or notice and without set off or deduction. Tenant's obligation to pay Rent under this Lease is completely separate and independent from any of Landlord's obligations under this Lease.

          iii. If the Term commences on a day other than the first day of a calendar month, then Rent for such month shall be (i) prorated for the period between the Commencement Date and the last day of the month in which the Commencement Date falls, and (ii) due and payable on the Commencement Date.

          iv.   For each Base Rent  payment  Landlord  receives  after the tenth
                (10th) day of the month and each Additional Rent payment Landlord receives after its due date, Landlord shall be entitled to all default remedies provided under the terms of this Lease, and a late charge in the amount of five percent (5%) of such Rent due.

          v. If Landlord presents Tenant's check to any bank and Tenant has insufficient funds to pay for such check, then Landlord shall be entitled to all default

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                remedies  provided under the terms of this Lease and the maximum lawful bad check fee or five percent (5%) of the amount of such check, whichever amount is less.

      b. BASE RENT. Tenant shall pay Base Rent as set forth in Section 1e.

      c. ADDITIONAL RENT. In addition to Base Rent, Tenant shall pay as rent all sums and charges due and payable by Tenant under this Lease ("Additional Rent"), including, but not limited to, the following:

          i. Tenant's Proportionate Share of the increase in Landlord's Operating Expenses as set forth in Lease Addendum Number Two;

          ii. Any sales or use tax imposed on rents collected by Landlord or any tax on rents in lieu of ad valorem taxes on the Building, even though laws imposing such taxes attempt to require Landlord to pay the same; provided, however, if any such sales or use tax are imposed on Landlord and Landlord is prohibited by applicable law from collecting the amount of such tax from Tenant as Additional Rent, then Landlord, upon sixty (60) days prior notice to Tenant, may terminate this Lease; and

          iii.  Any  construction   supervision  fees  in  connection  with  the
                construction of Tenant Improvements or alterations to the Premises.

      6. SECURITY DEPOSIT.

      a. AMOUNT OF DEPOSIT. Tenant shall deposit with Landlord a Security Deposit within ten (10) days following the date of this Lease in the amount set forth in Section 1g, which sum Landlord shall retain as security for the performance by Tenant of each of its obligations hereunder. The Security Deposit shall not bear interest.

      b. APPLICATION OF DEPOSIT. If Tenant at any time fails to perform any of its obligations under this Lease, including its Rent or other payment obligations, its restoration obligations, or its insurance and indemnity obligations, then Landlord may, at its option, apply the Security Deposit (or any portion) to cure Tenant's default or to pay for damages caused by Tenant's default. If the Lease has been terminated, then Landlord may apply the Security Deposit (or any portion) against the damages incurred as a consequence of Tenant's breach. The application of the Security Deposit shall not limit Landlord's remedies for default under the terms of this Lease. If Landlord depletes the Security Deposit, in whole or in part, prior to the Expiration Date or any termination of this Lease, then Tenant shall restore immediately the amount so used by Landlord.

      c. REFUND OF DEPOSIT. Unless Landlord uses the Security Deposit to cure a default of Tenant, to pay damages for Tenant's breach of the Lease, or to restore the Premises to the condition to which Tenant is required to leave the Premises upon the expiration or any termination of the Lease, then Landlord shall, within thirty (30) days after the Expiration Date or any termination of this Lease, refund to Tenant any funds remaining in the Security Deposit. Tenant may not credit the Security Deposit against any month's Rent.

      7. SERVICES BY LANDLORD.

      a. BASE SERVICES. Provided that Tenant is not then in default, Landlord shall cause to be furnished to the Building, or as applicable, the Premises, in common with other tenants the following services:

          i. Water (if available from city mains) for drinking, lavatory and toilet purposes.

          ii. Electricity (if available from the utility supplier) for the building standard fluorescent lighting and for the operation of general office machines, such as electric typewriters, desk top computers, dictating equipment, adding machines and calculators, and general service non-production type office copy machines; provided that Landlord shall have no obligation to provide more than the amount of power for convenience outlets and the number of electrical circuits as set forth in Section 1i.

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          iii.  Operatorless elevator service.

          iv. Building standard fluorescent lighting composed of 2' x 4' fixtures; Tenant shall service, replace and maintain at its own expense any incandescent fixtures, table lamps, or lighting other than the building standard fluorescent light, and any dimmers or lighting controls other than controls for the building standard fluorescent lighting.

          v. Heating and air conditioning for the reasonably comfortable use and occupancy of the Premises during Business Hours as set forth in Section 1h; provided that, heating and cooling conforming to any governmental regulation prescribing limitations thereon shall be deemed to comply with this service.

          vi. After Business Hours, weekend and holiday heating and air conditioning at the After Hours HVAC rate set forth in Section 1j, with such charges subject to commercially reasonable annual increases as determined by Landlord.

          vii. Janitorial services five (5) days a week (excluding National and State holidays) after Business Hours.

          viii. A reasonable pro-rata share of the unreserved parking spaces of the Building, not to exceed the Parking specified in Section 1k, for use by Tenant's employees and visitors in common with the other tenants and their employees and visitors.

          ix.   A  reasonable  number of after hour access  cards,  specified in
                Section 11, to the Premises upon the Commencement Date. Should Tenant require additional cards, or require replacement cards, a charge will be assessed as specified in Section 1l, for each additional card or replacement card.

      b. LANDLORD'S MAINTENANCE. Landlord shall make all repairs and replacements to the Building (including Building fixtures and equipment), Common Areas and Building Standard Improvements in the Premises, except for repairs and replacements that Tenant must make under Section 8. Landlord's maintenance shall include the roof, foundation, exterior walls, interior structural walls, all structural components, and all Building systems, such as mechanical, electrical, HVAC, and plumbing. Repairs or replacements shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice from Tenant or Landlord having actual knowledge of the need for a repair or replacement.

      c. No ABATEMENT. There shall be no abatement or reduction of Rent by reason of any of the foregoing services not being continuously provided to Tenant. Landlord shall have the right to shut down the Building systems (including electricity and HVAC systems) for required maintenance and safety inspections, and in cases of emergency.

      d. TENANT'S OBLIGATION TO REPORT DEFECTS. Tenant shall report to Landlord immediately any defective condition in or about the Premises known to Tenant and if such defect is not so reported and such failure to promptly report results in other damage, Tenant shall be liable for same.

      e. LIMITATION ON LANDLORD'S LIABILITY. Landlord shall not be liable to Tenant for any damage caused to Tenant and its property due to the Building or any part or appurtenance thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from problems with electrical service.

      8. TENANT'S ACCEPTANCE AND MAINTENANCE OF PREMISES.

      a. ACCEPTANCE OF PREMISES. Subject to the terms of the attached Workletter, if any, Tenant's occupancy of the Premises is Tenant's representation to Landlord that (i) Tenant has examined and inspected the Premises, (ii) finds the Premises to be as represented by Landlord and satisfactory for Tenant's intended use, and (iii) constitutes Tenant's acceptance of the Premises "as is". Landlord makes no representation or warranty as to the condition of the Premises except as may be specifically set forth in the Workletter.

      b. MOVE-IN OBLIGATIONS. Tenant shall schedule its move-in with the Landlord's Property Manager. Unless otherwise approved by Landlord's Property Manager, move-in shall not take

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place during Business Hours. During Tenant's move-in, a representative of Tenant must be on-site with Tenant's moving company to insure proper treatment of the Building and the Premises. Elevators, entrances, hallways and other Common Areas must remain in use for the general public during business hours. Any specialized use of elevators or other Common Areas must be coordinated with Landlord's Property Manager. Tenant must properly dispose of all packing material and refuse in accordance with the Rules and Regulations. Any damage or destruction to the Building or the Premises due to moving will be the sole responsibility of Tenant.

      c. TENANT'S MAINTENANCE. Tenant shall: (i) keep the Premises and fixtures in good order; (ii) make repairs and replacements to the Premises or Building needed because of Tenant's misuse or negligence; (iii) repair and replace
Non-Standard Improvements, including any special equipment or decorative treatments, installed by or at Tenant's request that serve the Premises (unless the Lease is ended because of casualty loss or condemnation); and (iv) not commit waste.

      d. ALTERATIONS TO PREMISES. Tenant shall make no structural or interior alterations to the Premises. If Tenant requests such alterations, then Tenant shall provide Landlord's Property Manager with a complete set of construction drawings. If Landlord consents to the alterations, then the Property Manager shall determine the actual cost of the work to be done (to include a construction supervision fee to be paid to Landlord in the amount set forth in
Section 1l). Tenant may then either agree to pay Landlord to have the work done or withdraw its request for alterations. All such alterations are subject to the prior written approval of Landlord.

      e. RESTORATION OF PREMISES. At the expiration or earlier termination of this Lease, Tenant shall (i) deliver each and every part of the Premises in good repair and condition, ordinary wear and tear and damage by insured casualty excepted, and (ii) restore the Premises at Tenant's sole expense to the same condition as existed at the Commencement Date, ordinary wear and tear and damage by insured casualty excepted. If Tenant has required or installed Non-Standard Improvements, such improvements shall be removed as part of Tenant's restoration obligation. Landlord, however, may elect to require Tenant to leave any
Non-Standard Improvements in the Premises unless at the time of such Non-Standard Improvements were installed, Landlord agreed in writing that Tenant could remove such improvements. Tenant shall repair any damage caused by the removal of any Non-Standard Improvements. "Non-Standard Improvements" means such items as (i) High Demand Equipment and separate meters, (ii) all wiring and cabling from the point of origin to the termination point, (iii) raised floors for computer or communications systems, (iv) telephone equipment, security systems, and UPS systems, (iv) equipment racks, (v) alterations installed by or at the request of Tenant after the Commencement Date, and (vi) any other improvements that are not part of the Building Standard Improvements.

      f. LANDLORD'S PERFORMANCE OF TENANT'S OBLIGATIONS. If Tenant does not perform its maintenance or restoration obligations in a timely manner, commencing the same within five (5) days after receipt of notice from Landlord specifying the work needed, and thereafter diligently and continuously pursuing the work until completion, then Landlord shall have the right, but not the obligation, to perform such work. Any amounts expended by Landlord on such maintenance or restoration shall be Additional Rent to be paid by Tenant to Landlord within thirty (30) days after demand.

      g. CONSTRUCTION LIENS. Tenant shall have no power to do any act or make any contract that may create or be the foundation of any lien, mortgage or other encumbrance upon the reversionary or other estate of Landlord, or any interest of Landlord in the Premises. NO CONSTRUCTION LIENS OR OTHER LIENS FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED TO THE PREMISES SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE PREMISES OR THE BUILDING. Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant. Should any lien or claim of lien be filed against the Premises or the Building by reason of any act or omission of Tenant or any of Tenant's agents, employees, contractors or representatives, then Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within ten (10) days after the filing thereof. Should Tenant fail to discharge the lien within ten
(10) days, then Landlord may discharge the lien. The amount paid by Landlord to discharge the lien (whether directly or by bond), plus all administrative and legal costs incurred by Landlord, shall be Additional Rent payable on demand. The remedies provided herein shall be in addition to all other remedies available to Landlord under this Lease or otherwise.

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      9. PROPERTY OF TENANT.

      a. PROPERTY TAXES.  Tenant shall pay when due all taxes levied or assessed
upon  Tenant's  equipment,   fixtures,  furniture,  leasehold  improvements  and
personal property located in the Premises.

      b. REMOVAL. Provided Tenant is not in default, Tenant may remove all fixtures and equipment which it has placed in the Premises; provided, however, Tenant must repair all damages caused by such removal. If Tenant does not remove its property from the Premises upon the expiration or earlier termination (for whatever cause) of this Lease, such property shall be deemed abandoned by Tenant, and Landlord may dispose of the same in whatever manner Landlord may elect without any liability to Tenant.

      10. SIGNS. Tenant may not erect, install or display any sign or advertising material upon the exterior of the Building or Premises (including any exterior doors, walls or windows) without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Door and directory signage shall be provided and installed by the Landlord in accordance with building standards at Tenant's expense, unless otherwise provided in the Workletter attached as Lease Addendum Number One.

      11. ACCESS TO PREMISES.

      a. TENANT'S ACCESS. Tenant, its agents, employees, invitees, and guests, shall have access to the Premises and reasonable ingress and egress to common and public areas of the Building twenty-four hours a day, seven days a week; provided, however, Landlord by reasonable regulation may control such access for the comfort, convenience, safety and protection of all tenants in the Building, or as needed for making repairs and alterations. Tenant shall be responsible for providing access to the Premises to its agents, employees, invitees and guests after business hours and on weekends and holidays, but in no event shall Tenant's use of and access to the Premises during non-business hours compromise the security of the Building.

      b. LANDLORD'S ACCESS. Landlord shall have the right, at all reasonable times and upon reasonable oral notice, either itself or through its authorized agents, to enter the Premises (i) to make repairs, alterations or changes as Landlord deems necessary, (ii) to inspect the Premises, mechanical systems and electrical devices, and (iii) to show the Premises to prospective mortgagees and purchasers. Within one hundred eighty (180) days prior to the Expiration Date, Landlord shall have the right, either itself or through its authorized agents, to enter the Premises at all reasonable times to show prospective tenants.

      c. EMERGENCY ACCESS. Landlord shall have the right to enter the Premises at any time without notice in the event of an emergency.

      12. TENANT'S COMPLIANCE.

      a. LAWS. Tenant shall comply with all applicable laws, ordinances and regulations affecting the Premises, whether now existing or hereafter enacted.

      b. RULES AND REGULATIONS. Tenant shall comply with the Rules and Regulations attached as EXHIBIT B. The Rules and Regulations may be modified from time to time by Landlord, effective as of the date delivered to Tenant or posted on the Premises, provided such rules are uniformly applicable to all tenants in the Building. Any conflict between this Lease and the Rules and Regulations shall be governed by the terms of this Lease.

      13. ADA COMPLIANCE.

      a. TENANT'S COMPLIANCE. Tenant, at Tenant's sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force, which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of the Premises or alteration of the Premises to accommodate persons with special needs, including using all reasonable efforts to comply with The Americans With Disabilities Act (the "ADA").

      b. LANDLORD'S COMPLIANCE. Landlord, at Landlord's sole expense, shall use all reasonable efforts to meet the requirements of the ADA as it applies to the Common Areas and restrooms of the Building; but Landlord shall have no responsibility for ADA compliance with respect to the Premises. Landlord shall not be required to make changes to the Common Areas or restrooms of the Building to comply with ADA standards adopted after construction of the Building unless specifically required to do so by law.

      c. ADA NOTICES. If Tenant receives any notices alleging a violation of ADA relating to any portion of the Building or Premises (including any governmental or regulatory actions or investigations regarding non-compliance with ADA), then Tenant shall notify Landlord in writing within ten (10) days of such notice and provide Landlord with copies of any such notice.

      14. INSURANCE REQUIREMENTS.

      a. TENANT'S LIABILITY INSURANCE. Throughout the Term, Tenant, at its sole cost and expense, shall keep or cause to be kept for the mutual benefit of Landlord, Landlord's Property Manager, (presently HIGHWOODS REALTY LIMITED PARTNERSHIP and its affiliates) and Tenant, Commercial General Liability Insurance (1986 ISO Form or its equivalent) with a combined single limit, each Occurrence and General Aggregate-per location of at least TWO MILLION DOLLARS ($2,000,000), which policy shall insure against liability of Tenant, arising out of and in connection with Tenant's use of the Premises, and which shall insure the indemnity provisions contained in this Lease. Not more frequently than once every three (3) years, Landlord may require the limits to be increased if in its reasonable judgment (or that of its mortgagee) the coverage is insufficient.

      b. TENANT'S PROPERTY INSURANCE. Tenant shall also carry the equivalent of ISO Special Form Property Insurance on Tenant's Property for full replacement value and with coinsurance waived. For purposes of this provision, "Tenant's Property" shall mean Tenant's personal property and fixtures, and any Non-Standard Improvements to the Premises. Tenant shall neither have, nor make, any claim against Landlord for any loss or damage to the Tenant's Property, regardless of the cause of the loss or damage.

      c. CERTIFICATES OF INSURANCE. Prior to taking possession of the Premises, and annually thereafter, Tenant shall deliver to Landlord certificates or other evidence of insurance satisfactory to Landlord. All such policies shall be non-assessable and shall contain language to the extent obtainable that: (i) any loss shall be payable notwithstanding any act or negligence of Landlord or Tenant that might otherwise result in forfeiture of the insurance, (ii) that the policies are primary and non-contributing with any insurance that Landlord may carry, and (iii) that the policies cannot be canceled, non-renewed, or coverage reduced except after thirty (30) days' prior notice to Landlord. If Tenant fails to provide Landlord with such certificates or other evidence of insurance coverage, Landlord may obtain such coverage and the cost of such coverage shall be Additional Rent payable by Tenant upon demand.

      d. INSURANCE POLICY REQUIREMENTS. Tenant's insurance policies required by this Lease shall: (i) be issued by insurance companies licensed to do business in the state in which the Premises are located with a general policyholder's ratings of at least A- and a financial rating of at least VI in the most current Best's Insurance Reports available on the Commencement Date, or if the Best's ratings are changed or discontinued, the parties shall agree to a comparable method of rating insurance companies; (ii) name Landlord as an additional insured as its interest may appear [other landlords or tenants may be added as additional insureds in a blanket policy]; (iii) provide that the insurance not be canceled, non-renewed or coverage materially reduced unless thirty (30) days advance notice is given to Landlord; (iv) be primary policies; (v) provide that any loss shall be payable notwithstanding any gross negligence of Landlord or Tenant which might result in a forfeiture thereunder of such insurance or the amount of proceeds payable; (vi) have no deductible exceeding TEN THOUSAND
DOLLARS ($10,000), unless approved in writing by Landlord; and (vii) be maintained during the entire Term and any extension terms.

      e. LANDLORD'S PROPERTY INSURANCE. Landlord shall keep the Building, including the improvements (but excluding Tenant's Property), insured against damage and destruction by perils insured by the equivalent of ISO Special Form Property insurance in the amount of the full replacement value of the Building.

      f. MUTUAL WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Landlord hereby releases and waives unto Tenant (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, and Tenant hereby releases and waives unto Landlord (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, all rights to claim damages for any injury, loss, cost or damage to persons or to the Premises or any other casualty, as long as the amount of such injury, loss, cost or damage has been paid either to Landlord, Tenant, or any other person, firm or corporation, under the terms of any Property, General Liability, or other policy of insurance, to the extent such releases or waivers are permitted under applicable law. As respects all policies of insurance carried or maintained pursuant to this Lease and to the extent permitted under such policies, Tenant and Landlord each waive the insurance carriers' rights of subrogation.

      15. INDEMNITY. Subject to the insurance requirements, releases and mutual waivers of subrogation set forth in this Lease, Tenant agrees as follows:

      a. INDEMNITY. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, damages, losses, liabilities, lawsuits, costs and expenses (including attorneys' fees at all tribunal levels) arising out of or related to (i) any activity, work, or other thing done, permitted or suffered by Tenant in or about the Premises or the Building, (ii) any breach or default by Tenant in the performance of any of its obligations under this Lease, or (iii) any act or neglect of Tenant, or any officer, agent, employee, contractor, servant, invitee or guest of Tenant.

      b. DEFENSE OBLIGATION. If any such action is brought against Landlord, then Tenant, upon notice from Landlord, shall defend the same through counsel selected by Landlord's insurer, or other counsel acceptable to Landlord. The provisions of this Section shall survive the termination of this Lease.

      16. QUIET ENJOYMENT. Tenant shall have quiet enjoyment and possession of the Premises provided Tenant promptly and fully complies with all of its obligations under this Lease. No action of Landlord or other tenants working in other space in the Building, or in repairing or restoring the Premises, shall be deemed a breach of this covenant, nor shall such action give to Tenant any right to modify this Lease either as to term, rent payables or other obligations to be performed.

      17. SUBORDINATION; ATTORNMENT; NON-DISTURBANCE; AND ESTOPPEL CERTIFICATE.

      a. SUBORDINATION AND ATTORNMENT. Tenant agrees to execute within ten (10) days after request to do so from Landlord or its mortgagee an agreement:

          i. Making this Lease superior or subordinate to the interests of the mortgagee;

          ii.   Agreeing to attorn to the mortgagee;

          iii. Giving the mortgagee notice of, and a reasonable opportunity (which shall in no event be less than thirty (30) days after notice thereof is delivered to mortgagee) to cure any Landlord default and agreeing to accept such cure if effected by the mortgagee;

          iv. Permitting the mortgagee (or other purchaser at any foreclosure sale), and its successors and assigns, on acquiring Landlord's interest in the Premises and the Lease, to become substitute Landlord hereunder, with liability only for such Landlord obligations as accrue after Landlord's interest is so acquired;

          v.    Agreeing to attorn to any successor Landlord; and

          vi. Containing such other agreements and covenants on Tenant's part as Landlord's mortgagee may reasonably request.

      b. NON-DISTURBANCE. Tenant's obligation to subordinate its interests or attorn to any mortgagee is conditioned upon the mortgagee's agreement not to disturb Tenant's possession and quiet enjoyment of the Premises under this Lease so long as Tenant is in compliance with the terms of the Lease.

      c. ESTOPPEL CERTIFICATES. Tenant agrees to execute within five (5) business days after request, and as often as requested, estoppel certificates confirming any factual matter requested by Landlord which is true and is within Tenant's knowledge regarding this Lease, and the Premises, including but not limited to: (i) the date of occupancy, (ii) Expiration Date, (iii) the amount of Rent due and date to which Rent is paid,
(iii) whether Tenant has any defense or offsets to the enforcement of this Lease or the Rent payable, (iv) any default or breach by Landlord, and (v) whether this Lease, together with any modifications or amendments, is in full force and effect. Tenant shall attach to such estoppel certificate copies of any modifications or amendments to the Lease.

      18. ASSIGNMENT - SUBLEASE.

      a. LANDLORD CONSENT. Tenant may not assign or encumber this Lease or its interest in the Premises arising under this Lease, and may not sublet all or any part of the Premises without first obtaining the written consent of Landlord, which consent shall not be withheld unreasonably. Factors which Landlord may consider in deciding whether to consent to an assignment or sublease include (without limitation), (i) the creditworthiness of the assignee or sublessee,
(ii) the proposed use of the Premises, (iii) whether there is other vacant space in the Building, (iv) whether the assignee or sublessee will vacate other space owned by Landlord, (v) whether Landlord is negotiating with the proposed sublessee or assignee for a lease of other space owned by Landlord, and (vi) any renovations to the Premises or special services required by the assignee or sublessee. Landlord will not consent to an assignment or sublease that might result in a use that conflicts with the rights of any existing tenant. One consent shall not be the basis for any further consent.

      b. DEFINITION OF ASSIGNMENT. For the purpose of this Section 18, the word "assignment" shall be defined and deemed to include the following: (i) if Tenant is a partnership, the withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning thirty percent (30%) or more of the partnership, or the dissolution of the partnership; (ii) if Tenant consists of more than one person, an assignment, whether voluntary, involuntary, or by operation of law, by one person to one of the other persons that is a Tenant; {iii) if Tenant is a corporation, any dissolution or reorganization of Tenant, or the sale or other transfer of a controlling percentage (hereafter defined) of capital stock of Tenant other than to an affiliate or subsidiary or the sale of fifty-one percent (51%) in value of the assets of Tenant; (iv) if Tenant is a limited liability company, the change of members whose interest in the company is fifty percent (50%) or more. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors, or such lesser percentage as is required to provide actual control over the affairs of the corporation; except that, if the Tenant is a publicly traded company, public trades or sales of the Tenant's stock on a national stock exchange shall not be considered an assignment hereunder even if the aggregate of the trades of sales exceeds fifty percent (50%) of the capital stock of the company.

      c. PERMITTED ASSIGNMENTS/SUBLEASES. Notwithstanding the foregoing, Tenant may assign this Lease or sublease part or all of the Premises without Landlord's consent to: (i) any corporation, limited liability company, or partnership that controls, is controlled by, or is under common control with, Tenant at the Commencement Date; or (ii) any corporation or limited liability company resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant's assets as a going concern of the business that is being conducted on the Premises; provided however, the assignor remains liable under the Lease and the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant, is as creditworthy as the Tenant, and continues the same Permitted Use as provided under Section 4.

      d. NOTICE TO LANDLORD. Landlord must be given prior written notice of every assignment or subletting, and failure to do so shall be a default hereunder.

      e. PROHIBITED ASSIGNMENTS/SUBLEASES. In no event shall this Lease be assignable by operation of any law, and Tenant's rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Acceptance of Rent by Landlord after any non-permitted assignment or sublease shall not constitute approval thereof by Landlord.

      f. LIMITATION ON RIGHTS OF ASSIGNEE/SUBLESSEE. Any assignment or sublease for which Landlord's consent is required shall not include the right to exercise any options to renew the Lease Term, expand the Premises, or similar options, unless specifically provided for in the consent.

      g. TENANT NOT RELEASED. No assignment or sublease shall release Tenant of any of its obligations under this Lease.

      h. LANDLORD'S RIGHT TO COLLECT SUBLEASE RENTS UPON TENANT DEFAULT. If the Premises (or any portion) is sublet and Tenant defaults under its obligations to Landlord, then Landlord is authorized, at its option, to collect all sublease rents directly from the Sublessee. Tenant hereby assigns the right to collect the sublease rents to Landlord in the event of Tenant default. The collection of sublease rents by Landlord shall not relieve Tenant of its obligations under this Lease, nor shall it create a contractual relationship between Sublessee and Landlord or give Sublessee any greater estate or right to the Premises than contained in its Sublease.

      i. EXCESS RENTS. If Tenant assigns this Lease or subleases all or part of the Premises at a rental rate that exceeds the rentals paid to Landlord, then any such excess shall be paid over to Landlord by Tenant.

      j. LANDLORD'S FEES. Tenant shall pay Landlord an administration fee of $1,000.00 per assignment or sublease transaction for which consent is required. If Landlord assists Tenant in finding an assignee or subtenant, Landlord shall be paid a reasonable fee for such assistance.

      k. UNAUTHORIZED ASSIGNMENT OR SUBLEASE. Any unauthorized assignment or sublease shall constitute a default under the terms of this Lease. In addition to its other remedies for Default, Landlord may elect to increase Base Rent to 150% of the Base Rent reserved under the terms of this Lease.

      19. DAMAGES TO PREMISES.

      a. LANDLORD'S RESTORATION OBLIGATIONS. If the Building or Premises are damaged by fire or other casualty ("Casualty"), then Landlord shall repair and restore the Premises to substantially the same condition of the Premises immediately prior to such Casualty, subject to the following terms and conditions:

            i. The casualty must be insured under Landlord's insurance policies, and Landlord's obligation is limited to the extent of the insurance proceeds received by Landlord. Landlord's duty to repair and restore the Premises shall not begin until receipt of the insurance proceeds.

            ii. Landlord's lender(s) must permit the insurance proceeds to be used for such repair and restoration.

            iii. Landlord shall have no obligation to repair and restore Tenant's trade fixtures, decorations, signs, contents, or any Non-Standard Improvements to the Premises.

      b. TERMINATION OF LEASE BY LANDLORD. Landlord shall have the option of terminating the Lease if: (i) the Premises is rendered wholly untenantable; (ii) the Premises is damaged in whole or in part as a result of a risk which is not covered by Landlord's insurance policies; (iii) Landlord's lender does not permit a sufficient amount of the insurance proceeds to be used for restoration purposes; (iv) the Premises is damaged in whole or in part during the last two years of the Term; or (v) the Building containing the Premises is damaged (whether or not the Premises is damaged) to an extent of fifty percent (50%) or more of the fair market value thereof. If Landlord elects to terminate this Lease, then it shall give notice of the cancellation to Tenant within sixty (60) days after the date of the Casualty. Tenant shall vacate and surrender the Premises to Landlord within fifteen (15) days after receipt of the notice of termination.

      c. TERMINATION OF LEASE BY TENANT. Tenant shall have the option of terminating the Lease if: (i) Landlord has failed to substantially restore the damaged Building or Premises within one hundred eighty (180) days of the Casualty ("Restoration Period"); (ii) the Restoration Period has not been delayed by FORCE MAJEURE; and (iii) Tenant gives Landlord notice of the termination within fifteen 15 days after the end of the Restoration Period (as extended by any FORCE MAJEURE delays). If Landlord is delayed by FORCE MAJEURE, then Landlord must provide Tenant with notice of the delays within fifteen (15) days of the FORCE MAJEURE event stating the reason for the delays and a good faith estimate of the length of the delays.

      d. TENANT'S RESTORATION OBLIGATIONS. Unless terminated, the Lease shall remain in full force and effect, and Tenant shall promptly repair, restore, or replace Tenant's trade fixtures, decorations, signs, contents, and any Non-Standard Improvements to the Premises. All repair, restoration or replacement shall be at least to the same condition as existed prior to the Casualty. The proceeds of all insurance carried by Tenant on its property shall be held in trust by Tenant for the purposes of such repair, restoration, or replacement.

      e. RENT ABATEMENT. If Premises is rendered wholly untenantable by the Casualty, then the Rent payable by Tenant shall be fully abated. If the Premises is only partially damaged, then Tenant shall continue the operation of Tenant's business in any part not damaged to the extent reasonably practicable from the standpoint of prudent business management, and Rent and other charges shall be abated proportionately to the portion of the Premises rendered untenantable. The abatement shall be from the date of the Casualty until the Premises have been substantially repaired and restored, or until Tenant's business operations are restored in the entire Premises, whichever shall first occur. However, if the Casualty is caused by the negligence or other wrongful conduct of Tenant or of Tenant's subtenants, licensees, contractors, or invitees, or their respective agents or employees, there shall be no abatement of Rent.

      f. WAIVER OF CLAIMS. The abatement of the Rent set forth above is Tenant's exclusive remedy against Landlord in the event of a Casualty. Tenant hereby waives all claims against Landlord for any compensation or damage for loss of use of the whole or any part of the Premises and/or for any inconvenience or annoyance occasioned by any Casualty and any resulting damage, destruction, repair, or restoration.

      20. EMINENT DOMAIN.

      a. EFFECT ON LEASE. If all of the Premises are taken under the power of eminent domain (or by conveyance in lieu thereof), then this Lease shall terminate as of the date possession is taken by the condemnor, and Rent shall be adjusted between Landlord and Tenant as of such date. If only a portion of the Premises is taken and Tenant can continue use of the remainder, then this Lease will not terminate, but Rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking.

      b. RIGHT TO CONDEMNATION AWARD. Landlord shall be entitled to receive and retain the entire condemnation award for the taking of the Building and Premises. Tenant shall have no right or claim against Landlord for any part of any award received by Landlord for the taking. Tenant shall have no right or claim for any alleged value of the unexpired portion of this Lease, or its leasehold estate, or for costs of removal, relocation, business interruption expense or any other damages arising out of such taking. Tenant, however, shall not be prevented from making a claim against the condemning party (but not against Landlord) for any moving expenses, loss of profits, or taking of Tenant's personal property (other than its leasehold estate) to which Tenant may be entitled; provided that any such award shall not reduce the amount of the award otherwise payable to Landlord for the taking of the Building and Premises.

      21. ENVIRONMENTAL COMPLIANCE.

      a. ENVIRONMENTAL LAWS. The term "Environmental Laws" shall mean all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits and regulations of all state, federal, local and other governmental and regulatory authorities, agencies and bodies applicable to the Premises, pertaining to environmental matters or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, or hazardous wastes or materials including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as from time to time amended.

      b. TENANT'S RESPONSIBILITY. Tenant covenants and agrees that it will keep and maintain the Premises at all times in compliance with Environmental Laws. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically active or other hazardous substances, or materials on the Property. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or in compliance with the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought onto the Property any such materials or substances except to use in the ordinary course of Tenant's business, and then only after notice is given to Landlord of the identity of such substances or materials. No such notice shall be required, however, for commercially reasonable amounts of ordinary office supplies and janitorial supplies. Tenant shall execute affidavits, representations and the like, from time to time, at

Landlord's request, concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises.

      c. TENANT'S LIABILITY. Tenant shall hold Landlord free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Landlord shall incur, or which Landlord would otherwise incur, by reason of Tenant's failure to comply with this Section 21 including, but not limited to: (i) the cost of full remediation of any contamination to bring the Property into the same condition as prior to the Commencement Date and into full compliance with all Environmental Laws; (ii) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises and any other contaminated areas have been remediated and brought into compliance with all Environmental Laws; and (iii) the reasonable fees and expenses of Landlord's attorneys, engineers, and consultants incurred by Landlord in enforcing and confirming compliance with this Section 21.

      d. LIMITATION  ON TENANT'S  LIABILITY.  Tenant's  obligations  under  this
Section 21 shall not apply to any condition or matter constituting a violation of any Environmental Laws: (i) which existed prior to the commencement of Tenant's use or occupancy of the Premises; (ii) which was not caused, in whole or in part, by Tenant or Tenant's agents, employees, officers, partners, contractors or invitees; or (iii) to the extent such violation is caused by, or results from the acts or neglects of Landlord or Landlord's agents, employees, officers, partners, contractors, guests, or invitees.

      e. INSPECTIONS BY LANDLORD. Landlord and its engineers, technicians, and consultants (collectively the "Auditors") may, from time to time as Landlord deems appropriate, conduct periodic tests and examinations ("Audits") of the Premises to confirm and monitor Tenant's compliance with this Section 21. Such Audits shall be conducted in such a manner as to minimize the interference with Tenant's Permitted Use; however in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant's compliance with this Section 21. Tenant shall fully cooperate with Landlord and its Auditors in the conduct of such Audits. The cost of such Audits shall be paid by Landlord unless an Audit shall disclose a material failure of Tenant to comply with this Section 21, in which case, the cost of such Audit, and the cost of all subsequent Audits made during the Term and within thirty
(30) days thereafter (not to exceed two (2) such Audits per calendar year), shall be paid for on demand by Tenant.

      f. LANDLORD'S LIABILITY. Landlord represents and warrants that, to the best of Landlord's knowledge, there are no hazardous materials on the Premises as of the Commencement Date in violation of any Environmental Laws. Landlord shall indemnify and hold Tenant harmless from any liability resulting from Landlord's violation of this representation and warranty.

      g. PROPERTY. For the purposes of this Section 21, the term "Property" shall include the Premises, Building, all Common Areas, the real estate upon which the Building is located; all personal property (including that owned by Tenant); and the soil, ground water, and surface water of the real estate upon which the Building is located.

      h. TENANT'S LIABILITY AFTER TERMINATION OF LEASE. The covenants contained in this Section 21 shall survive the expiration or termination of this Lease, and shall continue for so long as Landlord and its successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which Tenant has agreed to indemnify Landlord under this Section 21.

      22. DEFAULT.

      a. TENANT'S  DEFAULT.  Tenant  shall be in  default  under  this Lease  if
Tenant:

            i. Fails to pay when due any Base Rent, Additional rent, or any other sum of money which Tenant is obligated to pay, as provided in this Lease;

            ii. Breaches any other agreement, covenant or obligation in this Lease and such breach is not remedied within fifteen (15) days after Landlord gives Tenant notice specifying the breach, or if such breach cannot, with due diligence, be cured within fifteen (15) days, Tenant does not commence curing within fifteen (15) days and with reasonable diligence completely cure the breach within a reasonable period of time after the notice;

            iii. Files any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar action), either in state or federal court, or has such a petition or action filed against it which is not stayed or vacated within sixty (60) days after filing; or

            iv. Makes any transfer in fraud of creditors as defined in Section 548 of the United States Bankruptcy Code (11 U.S.C. 548, as amended or replaced), has a receiver appointed for its assets (and the appointment is not stayed or vacated within thirty
                  (30) days), or makes an assignment for benefit of creditors.

      b. LANDLORD'S REMEDIES. In the event of a Tenant default, Landlord at its option may do one or more of the following:

            i. Terminate this Lease and recover all damages caused by Tenant's breach, including consequential damages for lost future rent;

            ii. Repossess the Premises, with or without terminating, and relet the Premises at such amount as Landlord deems reasonable;

            iii. Declare the entire remaining Base Rent and Additional Rent immediately due and payable, such amount to be discounted to its present value at a discount rate equal to the U.S. Treasury Bill or Note rate with the closest maturity to the remaining term of the Lease as selected by Landlord;

            iv.   Bring action for recovery of all amounts due from Tenant;

            v. Seize and hold any personal property of Tenant located in the Premises and assert against the same a lien for monies due Landlord;

            vi. Lock the Premises and deny Tenant access thereto without obtaining any court authorization; or

            vii.  Pursue any other remedy available in law or equity.

      c. LANDLORD'S EXPENSES; ATTORNEYS FEES. All reasonable expenses of Landlord in repairing, restoring, or altering the Premises for reletting as general office space, together with leasing fees and all other expenses in seeking and obtaining a new Tenant, shall be charged to and be a liability of Tenant. Landlord's reasonable attorneys' fees in pursuing any of the foregoing remedies, or in collecting any Rent or Additional Rent due by Tenant hereunder, shall be paid by Tenant.

      d. REMEDIES CUMULATIVE. All rights and remedies of Landlord are cumulative, and the exercise of any one shall not be an election excluding Landlord at any other time from exercise of a different or inconsistent remedy. No exercise by Landlord of any right or remedy granted herein shall constitute or effect a termination of this Lease unless Landlord shall so elect by notice delivered to Tenant. The failure of Landlord to exercise its rights in connection with this Lease or any breach or violation of any term, or any subsequent breach of the same or any other term, covenant or condition herein contained shall not be a waiver of such term, covenant or condition or any subsequent breach of the same or any other covenant or condition herein contained.

      e. NO ACCORD AND SATISFACTION. No acceptance by Landlord of a lesser sum than the Rent, Additional Rent and other sums then due shall be deemed to be other than on account of the earliest installment of such payments due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy provided in this Lease.

      f. No REINSTATEMENT. No payment of money by Tenant to Landlord after the expiration or termination of this Lease shall reinstate or extend the Term, or make ineffective any notice of termination given to Tenant prior to the payment of such money. After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums due under this Lease, and the payment thereof shall not make ineffective any notice or in any manner affect any pending suit or any judgment previously obtained.

      g. SUMMARY EJECTMENT. Tenant agrees that in addition to all other rights and remedies Landlord may obtain an order for summary ejectment from any court of competent jurisdiction without prejudice to Landlord's rights to otherwise collect rents or breach of contract damages from Tenant.

      23. MULTIPLE DEFAULTS.

      a. LOSS OF OPTION RIGHTS. Tenant acknowledges that any rights or options of first refusal, or to extend the Term, to expand the size of the Premises, to purchase the Premises or the Building, or other similar rights or options which have been granted to Tenant under this Lease are conditioned upon the prompt and diligent performance of the terms of this Lease by Tenant. Accordingly, should Tenant default under this Lease on two (2) or more occasions during any twelve
(12) month period, in addition to all other remedies available to Landlord, all such rights and options shall automatically, and without further action on the part of any party, expire and be of no further force and effect.

      b. INCREASED SECURITY DEPOSIT. Should Tenant default in the payment of Base Rent, Additional Rent, or any other sums payable by Tenant under this Lease on two (2) or more occasions during any twelve (12) month period, regardless of whether Landlord permits such default to be cured, then, in addition to all other remedies otherwise available to Landlord, Tenant shall, within ten (10) days after demand by Landlord, post a Security Deposit in, or Increase the existing Security Deposit to, a sum equal to three (3) months' installments of Base Rent. The Security Deposit shall be governed by the terms of this Lease.

      c. EFFECT ON NOTICE RIGHTS AND CURE PERIODS. Should Tenant default under this Lease on two (2) or more occasions during any twelve (12) month period, in addition to all other remedies available to Landlord, any notice requirements or cure periods otherwise set forth in this Lease with respect to a default by Tenant shall not apply.

      24. BANKRUPTCY.

      a. TRUSTEE'S RIGHTS. Landlord and Tenant understand that, notwithstanding contrary terms in this Lease, a trustee or debtor in possession under the United States Bankruptcy Code, as amended, (the "Code") may have certain rights to assume or assign this Lease. This Lease shall not be construed to give the trustee or debtor in possession any rights greater than the minimum rights granted under the Code.

      b. ADEQUATE ASSURANCE. Landlord and Tenant acknowledge that, pursuant to the Code, Landlord is entitled to adequate assurances of future performance of the provisions of this Lease. The parties agree that the term "adequate assurance" shall include at least the following:

            i. In order to assure Landlord that any proposed assignee will have the resources with which to pay all Rent payable pursuant to the provisions of this Lease, any proposed assignee must have, as demonstrated to Landlord's satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) of not less than the net worth of Tenant on the Effective Date (as hereinafter defined), increased by seven percent (7%), compounded annually, for each year from the Effective Date through the date of the proposed assignment. It is understood and agreed that the financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

            ii. Any proposed assignee must have been engaged in the conduct of business for the five (5) years prior to any such proposed assignment, which business does not violate the Use provisions under Section 4 above, and such proposed assignee shall continue to engage in the Permitted Use under Section 4. It is understood that Landlord's asset will be substantially impaired if the trustee in bankruptcy or any assignee of this Lease makes any use of the Premises other than the Permitted Use.

      c. ASSUMPTION OF LEASE OBLIGATIONS. Any proposed assignee of this Lease must assume and agree to be personally bound by the provisions of this Lease.

      25. NOTICES.

      a. ADDRESSES. All notices, demands and requests by Landlord or Tenant shall be sent to the Notice Addresses set forth in Section 1n, or to such other address as a party may specify by duly given notice.

      b. FORM; DELIVERY; RECEIPT. ALL NOTICES, DEMANDS AND REQUESTS WHICH MAY BE GIVEN OR WHICH ARE REQUIRED TO BE GIVEN BY EITHER PARTY TO THE OTHER MUST BE IN WRITING UNLESS OTHERWISE SPECIFIED. Notices, demands or requests shall be deemed to have been properly given for all purposes if (i) delivered against a written receipt of delivery, (ii) mailed by express, registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or
(iii) delivered to a nationally recognized overnight courier service for next business day delivery to the receiving party's address as set forth above or
(iv) delivered via telecopier or facsimile transmission to the facsimile number listed above, with an original counterpart of such communication sent concurrently as specified in subsection (ii) or (iii) above and with written confirmation of receipt of transmission provided. Each such notice, demand or request shall be deemed to have been received upon the earlier of the actual receipt or refusal by the addressee or three (3) business days after deposit thereof at any main or branch United States post office if sent in accordance with subsection (ii) above, and the next business day after deposit thereof with the courier if sent pursuant to subsection (iii) above.

      c. ADDRESS CHANGES. The parties shall notify the other of any change in address, which notification must be at least fifteen (15) days in advance of it being effective.

      d. NOTICE BY LEGAL COUNSEL. Notices may be given on behalf of any party by such party's legal counsel.

      26. HOLDING OVER. If Tenant holds over after the Expiration Date or other termination of this Lease, such holding over shall not be a renewal of this Lease but shall create a tenancy-at-sufferance. Tenant shall continue to be bound by all of the terms and conditions of this Lease, except that during such tenancy-at-sufferance Tenant shall pay to Landlord (i) Base Rent at the rate equal to two hundred percent (200%) of that provided for as of the expiration or termination date, and (ii) any and all Operating Expenses and other forms of Additional Rent payable under this Lease. The increased Rent during such holding over is intended to compensate Landlord partially for losses, damages and expenses, including frustrating and delaying Landlord's ability to secure a replacement tenant. If Landlord loses a prospective tenant because Tenant fails to vacate the Premises on the Expiration Date or any termination of the Lease after notice to do so, then Tenant will be liable for such damages as Landlord can prove because of Tenant's wrongful failure to vacate.

      27. RIGHT TO RELOCATE.

      a. SUBSTITUTE PREMISES. Landlord, at its option, may substitute for the Premises other space (hereafter called "Substitute Premises") owned by Landlord in the same geographical vicinity before the Commencement Date or at any time during the Term or any extension of this Lease, insofar as reasonably possible, the Substitute Premises shall be of comparable quality and shall have a comparable square foot area and a configuration substantially similar to the Premises.

      b. NOTICE. Landlord shall give Tenant at least sixty (60) days notice of its intention to relocate Tenant to the Substitute Premises. This notice will be accompanied by a floor plan of the Substitute Premises. After such notice, Tenant shall have ten (10) days within which to agree with Landlord on the proposed Substitute Premises and unless such agreement is reached within such period of time, Landlord may terminate this Lease at the end of the sixty (60) day period of time following the notice.

      c. UPFIT OF SUBSTITUTE PREMISES. Landlord agrees to construct or after, at its own expense, the Substitute Premises as expeditiously as possible so that they are in substantially the same condition that the Premises were in immediately prior to the relocation. Landlord shall have the right to reuse the fixtures, improvements and alterations used in the Premises. Tenant agrees to occupy the Substitute Premises as soon as Landlord's work is substantially completed.

      d. RELOCATION COSTS. If relocation occurs after the Commencement Date, then Landlord shall pay Tenant's reasonable third-party costs of moving Tenant's furnishings, telephone and computer wiring, and other property to the Substitute Premises, and reasonable printing costs associated with the change of address.

      e. LEASE TERMS. Except as provided herein, Tenant agrees that all of the obligations of this Lease, including the payment of Rent (to be determined on a per rentable square foot basis and applied to the Substitute Premises), will continue despite Tenant's relocation to the Substitute Premises. Upon substantial completion of the Substitute Premises, this Lease will apply to the Substitute Premises as if the Substitute Premises had been the space originally described in this Lease.

      f. LIMITATION ON LANDLORD'S LIABILITY. Except as provided above, Landlord shall not be liable or responsible in any way for damages or injuries suffered by Tenant pursuant to the relocation in accordance with this provision including, but not limited to, the loss of goodwill, business, productivity or profits.

      28. BROKER'S COMMISSIONS.

      a. BROKER. Each party represents and warrants to the other that it has not dealt with any real estate broker, finder or other person with respect to this Lease in any manner, except the Broker identified in Section 1o.

      b. LANDLORD'S OBLIGATION. Landlord shall pay any commissions or fees that are payable to the Broker with respect to this Lease pursuant to Landlord's separate agreement with the Broker.

      c. INDEMNITY. Each party shall indemnify and hold the other party harmless from any and all damages resulting from claims that may be asserted against the other party by any other broker, finder or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by indemnifying party in the future), claiming to have dealt with the indemnifying party in connection with this Lease or any amendment or extension hereto, or which may result in Tenant leasing other or enlarged space from Landlord. The provisions of this Section shall survive the termination of this Lease.

      29. MISCELLANEOUS.

      a. NO AGENCY. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant acknowledges that Landlord's title to the Building is paramount, and that it can do nothing to affect or impair Landlord's title.

      b. FORCE MAJEURE. The term "FORCE MAJEURE" means: fire, flood, extreme weather, labor disputes, strike, lock-out, riot, government interference (including regulation, appropriation or rationing), unusual delay in governmental permitting, unusual delay in deliveries or unavailability of materials, unavoidable casualties, Act of God, or other causes beyond the Landlord's reasonable control.

      c. BUILDING STANDARD IMPROVEMENTS. The term "Building Standard Improvements" shall mean the standards for normal construction of general office space within the Building as specified by Landlord, including design and construction standards, electrical load factors, materials, fixtures and finishes.

      d. LIMITATION ON DAMAGES. Notwithstanding any other provisions in this Lease, Landlord shall not be liable to Tenant for any special, consequential, incidental or punitive damages.

      e. SATISFACTION OF JUDGMENTS AGAINST LANDLORD. If Landlord, or its employees, officers, directors, stockholders or partners are ordered to pay Tenant a money judgment because of Landlord's default under this Lease, said money judgment may only be enforced against and satisfied out of: (i) Landlord's interest in the Building in which the Premises are located including the rental income and proceeds from sale; and (ii) any insurance or condemnation proceeds received because of damage or condemnation to, or of, said Building that are available for use by Landlord. No other assets of Landlord or said other parties exculpated by the preceding sentence shall be liable for, or subject to, any such money judgment.

      f. INTEREST. Should Tenant fail to pay any amount due to Landlord within 30 days of the date such amount is due (whether Base Rent, Additional Rent, or any other payment obligation), then the amount due shall begin accruing interest at the rate of 18% per annum, compounded monthly, or the highest permissible rate under applicable usury law, whichever is less, until paid.

      g. LEGAL COSTS. Should Landlord prevail in any legal proceedings against the Tenant for breach of any provision in this Lease, then Tenant shall be liable for the costs and expenses of the Landlord, including its reasonable attorneys' fees (at all tribunal levels).

      h. COMMUNICATIONS COMPLIANCE. Tenant acknowledges and agrees that any and all telephone and telecommunication services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord requests otherwise or consents in writing, all of Tenant's telecommunications equipment shall be located and remain solely in the Premises in accordance with rules and regulations adopted by Landlord from time to time. Landlord shall not have any responsibility for the maintenance of Tenant's telecommunications equipment, including wiring; nor for any wiring or other infrastructure to which Tenant's telecommunications equipment may be connected. Tenant agrees that, to the extent any telecommunications service is interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto. Landlord shall have the right, upon reasonable prior oral or written notice to Tenant, to interrupt or turn off telecommunications facilities in the event of emergency or as necessary in connection with repairs to the Building or installation of telecommunications equipment for other tenants of the Building. In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, the provider shall not be permitted to install its lines or other equipment within the Building without first securing the prior written approval of Landlord. Landlord's approval may be conditioned in such a manner to as to protect Landlord's financial interests, the interest of the Building, and the other tenants therein. The refusal of Landlord to grant its approval to any prospective telecommunications provider shall not be deemed a default or breach by Landlord of its obligation under this Lease. The provision of this paragraph may be enforced solely by Tenant and Landlord, are not for the benefit of any other party, and specifically but without limitation, no telephone or telecommunications provider shall be deemed a third party beneficiary of this Lease. Tenant shall not utilize any wireless communications equipment (other than usual and customary cellular telephones), including antennae and satellite receiver dishes, within the Premises or the Building, without Landlord's prior written consent Landlord's consent may be conditioned in such a manner so as to protect Landlord's financial interests, the interests of the Building, and the other tenants therein. At Landlord's option, Tenant may be required to remove any and all telecommunications equipment (including wireless equipment) installed in the Premises or elsewhere in or on the Building by or on behalf of Tenant, including wiring, or other facilities for telecommunications transmittal prior to the expiration or termination of the Lease and at Tenant's sole cost.

      i. SALE OF PREMISES OR BUILDING. Landlord may sell the Premises or the Building without affecting the obligations of Tenant hereunder; upon the sale of the Premises or the Building, Landlord shall be relieved of all responsibility for the Premises and shall be released from any liability thereafter accruing under this Lease.

      j. TIME OF THE ESSENCE. Time is of the essence in the performance of all obligations under the terms of this Lease.

      k. TRANSFER OF SECURITY DEPOSIT. If any Security Deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the Security Deposit or prepaid Rent to Landlord's successor and upon such transfer, Landlord shall be released from any liability for return of the Security Deposit or prepaid Rent.

      l. TENDER OF PREMISES. The delivery of a key or other such tender of possession of the Premises to Landlord or to an employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises unless requested in writing by Landlord.

      m. TENANT'S FINANCIAL STATEMENTS. Upon request of Landlord, Tenant agrees to furnish to Landlord copies of Tenant's most recent annual, quarterly and monthly financial statements, audited if available. The financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied. The financial statements shall include a balance sheet and a statement of profit and loss, and the annual financial statement shall also include a statement of changes in financial position and appropriate explanatory notes. Landlord may deliver the financial statements to any prospective or existing mortgagee or purchaser of the Building.

      n. RECORDATION. This Lease may not be recorded without Landlord's prior written consent, but Tenant and Landlord agree, upon the request of the other party, to execute a memorandum hereof for recording purposes.

      o. PARTIAL INVALIDITY. The invalidity of any portion of this Lease shall not invalidate the remaining portions of the Lease.

      p. BINDING EFFECT. This Lease shall be binding upon the respective parties hereto, and upon their heirs, executors, successors and assigns.

      q. ENTIRE AGREEMENT. This Lease supersedes and cancels all prior negotiations between the parties, and no changes shall be effective unless in writing signed by both parties. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties except those expressed in this lease, and that this Lease contains the entire agreement of the parties hereto with respect to the subject matter hereof.

      r. GOOD STANDING. If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence in good standing of Tenant, and the authority of any person signing this Lease to act for the Tenant. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in the State in which the Premises are located, that the corporation has a full right and authority to enter into this Lease and that each of the persons signing on behalf of the corporation is authorized to do so.

      s. TERMINOLOGY. The singular shall include the plural, and the masculine, feminine or neuter includes the other.

      t. HEADINGS. Headings of sections are for convenience only and shall not be considered in construing the meaning of the contents of such section.

      u. CHOICE OF LAW. This Lease shall be interpreted and enforced in accordance with the laws of the State in which the Premises are located.

      v. EFFECTIVE DATE. The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon the execution and delivery by both Landlord and Tenant. The date of execution shall be entered on the top of the first page of this Lease by Landlord, and shall be the date on which the last party signed the Lease, or as otherwise may be specifically agreed by both parties. Such date, once inserted, shall be established as the final day of ratification by all parties to this Lease, and shall be the date for use throughout this Lease as the "Effective Date".

      30. SPECIAL CONDITIONS. The following special conditions, if any, shall apply, and where in conflict with earlier provisions in this Lease shall control:

      30.1 EARLY TERMINATION OPTION. SUBJECT TO THE LIMITATIONS HEREINBELOW, TENANT SHALL HAVE THE OPTION TO TERMINATE THE LEASE EARLY ON OR AFTER OCTOBER 31, 2006, UPON AT LEAST ONE HUNDRED FIFTY (150) DAYS PRIOR WRITTEN NOTICE TO LANDLORD (THE "EARLY TERMINATION NOTICE") AND PAYMENT TO LANDLORD WITH THE EARLY TERMINATION NOTICE OF A TERMINATION FEE (THE "TERMINATION FEE") IN AN AMOUNT EQUAL TO THE VALUE OF TWO (2) MONTHS OF RENT WHICH WOULD OTHERWISE BE SCHEDULED TO BE PAID FOR THE TWO (2) MONTHS IMMEDIATELY FOLLOWING THE EARLY TERMINATION DATE. THE EARLY TERMINATION DATE SHALL BE THE DATE SPECIFIED BY TENANT AS SUCH IN THE EARLY TERMINATION NOTICE WHICH DATE SHALL BE AT THE END OF A CALENDAR MONTH. IF REQUESTED BY EITHER PARTY, THE PARTIES SHALL ENTER INTO A WRITTEN TERMINATION AGREEMENT CONFIRMING THE EARLY TERMINATION OF THE LEASE. THE LEASE AND THE TERM SHALL COME TO AN END ON THE EARLY TERMINATION DATE WITH THE SAME FORCE AND EFFECT AS IF THE TERM WERE, BY THE PROVISIONS HEREOF, FIXED TO EXPIRE ON SUCH DATE. NOTWITHSTANDING THE FOREGOING. TENANTS' OPTION TO TERMINATE GRANTED HEREIN SHALL BE NULL AND VOID, AND OF NO FORCE OR EFFECT IF (I) TENANT IS IN DEFAULT OF THE LEASE AT THE TIME OF DELIVERY OF THE EARLY TERMINATION NOTICE OR AT ANY TIME THEREAFTER, UP TO AND INCLUDING THE EARLY TERMINATION DATE, OR (II) TENANT FAILS TO GIVE THE EARLY TERMINATION NOTICE AT LEAST ONE HUNDRED EIGHTY (180) DAYS PRIOR TO THE EARLY TERMINATION DATE, OR (III) TENANT FAILS TO PAY IN FULL WHEN DUE THE TERMINATION FEE; PROVIDED, however, Landlord shall have the right to waive any of the foregoing conditions, declare the Lease terminated as of the Early Termination Date, and remain entitled to payment of the Termination Fee by Tenant if the same is not paid when due.

      31. ADDENDA AND EXHIBITS. If any addenda are noted below, such addenda are incorporated herein and made a part of this Lease.
      a.    LEASE ADDENDUM NUMBER ONE - "WORK LETTER"
      b. LEASE ADDENDUM NUMBER TWO - "ADDITIONAL RENT - OPERATING EXPENSE PASS THROUGHS"
      c.    EXHIBIT A - PREMISES
      d.    EXHIBIT B - RULES AND REGULATIONS
      e.    EXHIBIT C - COMMENCEMENT AGREEMENT

                   [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY
                         SIGNATURE BLOCKS ON NEXT PAGE]

      IN WITNESS  WHEREOF,  Landlord and Tenant have executed this lease in four
(4) originals, all as of the day and year first above written.

LANDLORD:                                       TENANT:

AP SOUTHEAST PORTFOLIO PARTNERS, L.P.           BIOTEL, INC
a Delaware Limited Partnership                  A MINNESOTA CORPORATION
By: AP-GP Southeast Portfolio Partners, L.P.
    a Delaware limited partnership,
    its general partner
By: Highwoods Realty GP Corp.,
    a Delaware corporation,
    its general partner

BY: \s\ W.B. Reasey                             By: \s\ B. Steven Springrose
    ---------------------------------               ---------------------------
Its: Senior Vice President - Regional           Its: President
Manager

Witness 1: \s\ Karen A. Buntin                  Witness 1: \s\ Julie Springrose
           --------------------------                      --------------------
          (signature)                                      (signature)

KAREN A. BUNTIN                                 JULIE SPRINGROSE
-------------------------------------           -------------------------------
(print name)                                    (print name)

Witness 2: \s\ Peggy J. Tetrick                 Witness 2: \s\ Sara Fricke
           --------------------------                      --------------------
           (signature)                                     (signature)

PEGGY J. TETRICK                                SARA FRICKE
-------------------------------------           -------------------------------
(print name)                                    (print name)

                  LEASE ADDENDUM NUMBER ONE [TENANT TO DO WORK]

      WORKLETTER. This Lease Addendum Number One (the "First Addendum") sets forth the rights and obligations of Landlord and Tenant with respect to space planning, engineering, final workshop drawings, and the construction and installation of any improvements to the Premises ("Tenant Improvements"). This First Addendum contemplates that the performance of this work will proceed in four stages in accordance with the following schedule: (i) preparation of a space plan; (ii) final design and engineering and preparation of final plans and working drawings; (iii) preparation by the Contractor (as hereinafter defined) of an estimate of the cost of the Tenant Improvements; (iv) submission and approval of plans by appropriate governmental authorities and construction and installation of the Tenant Improvements.

      In consideration of the mutual covenants hereinafter contained, Landlord and Tenant do mutually agree to the following:

      1. ALLOWANCE. Landlord IS NOT PROVIDING ANY IMPROVEMENT ALLOWANCE AND Tenant is fully responsible for the payment of all costs in connection with the Tenant Improvements.

      2. SPACE PLANNING, DESIGN AND WORKING DRAWINGS. Tenant shall provide and designate architects and engineers licensed in State in which the Premises are located and reasonably acceptable to Landlord, which architects and engineers will complete construction and mechanical drawings and specifications as required to construct the Tenant Improvements. The architects and engineers shall comply with the following:

            a. Attend a reasonable number of meetings with Tenant and Landlord's agent to define Tenant requirements. Tenant shall provide one complete space plan prepared by Tenant's architect in order to obtain Landlord's approval of such space plan.

            b. Complete construction drawings for Tenant's partition layout, reflected ceiling grid, telephone and electrical outlets, keying, and finish schedule (subject to the limitation expressed in Section 2 below).

            c. Complete building standard mechanical plans where necessary (for installation of air conditioning system and ductwork, and heating and electrical facilities) for the work to be done in the Premises.

            d. All plans and working drawings for the construction and completion of the Premises (the "Plans") shall be subject to Landlord's prior written approval. Any changes or modifications Tenant desires to make to the Plans shall also be subject to Landlord's prior approval. Landlord agrees that it will not unreasonably withhold its approval of the Plans, or of any changes or modifications thereof; provided, however, Landlord shall have sole and absolute discretion to approve or disapprove any improvements that will be visible to the exterior of the Premises, or which may affect the structural integrity of the Building. Any approval of the Plans by Landlord shall not constitute approval of any Delays caused by Tenant and shall not be deemed a waiver of any rights or remedies that may arise as a result of such Delays.

            e. If Tenant makes any revisions to the space plan after it has been approved by both Landlord and Tenant, Tenant shall pay all additional costs and expenses incurred as a result of such revisions.

      3. SIGNAGE AND KEYING. Door and/or directory signage and suite keying in accordance with building standards shall be provided and installed by Tenant.

      4. WORK AND MATERIALS AT TENANT'S EXPENSE.

            a. Tenant shall select Contractors licensed in State in which the Premises are located, to provide the work and materials to construct the Tenant Improvements; provided that Landlord shall first approve such Contractors, such approval not to be unreasonably withheld.

            b. ALL WORK IS TO BE PERFORMED IN COMPLIANCE WITH LANDLORD'S CONSTRUCTION RULES, REGULATIONS AND SPECIFICATIONS ("CONSTRUCTION RULES"), A COPY OF WHICH HAS BEEN PROVIDED TO

      TENANT. IT IS TENANT'S RESPONSIBILITY TO MAKE SURE THAT ITS CONTRACTOR COMPLIES WITH ALL CONSTRUCTION RULES. IF TENANT HAS NOT RECEIVED A COPY OF THE CONSTRUCTION RULES, IT IS THE RESPONSIBILITY OF TENANT TO OBTAIN A COPY PRIOR TO COMMENCEMENT OF ANY CONSTRUCTION ACTIVITIES. FAILURE TO COMPLY WITH THE CONSTRUCTION RULES IS A DEFAULT UNDER THE LEASE.

            c. Tenant shall pay Landlord a fee of ____0___ to reimburse Landlord for its costs and expenses in monitoring construction of the Tenant Improvements to assure they are being constructed in accordance with the approved Plans. This fee may be deducted from the Allowance by Landlord.

            d. Upon completion of the Tenant Improvements and within five (5) days after demand by Landlord, Tenant shall deliver to Landlord (i) final releases of lien from all contractors, subcontractors and materialmen performing any work or providing any materials for the Tenant Improvements, and from any lienors giving notice required under law; (ii) a final contractor's affidavit from the general Contractor in accordance with applicable law; and (iii) any supporting documentation evidencing final completion and payment of the Tenant Improvements reasonably requested by Landlord.

      5. COMMENCEMENT  DATE.   Landlord  shall  be  deemed  to  have  delivered
possession of the Premises on the Commencement Date set forth in Section 1b of the Lease, and the Commencement Date of the Lease shall not be delayed by reason of the non-completion of the Tenant Improvements or the failure to obtain a certificate of occupancy or a temporary certificate of occupancy.

      6. MATERIALS AND WORKMANSHIP. Tenant covenants and agrees that all work performed in connection with the construction of the Premises shall be performed in a good and workmanlike manner and in accordance with all applicable laws and regulations and with the final approved Plans. Tenant agrees to exercise due diligence in completing the construction of the Premises.

      7. INSURANCE; INDEMNITY. Prior to any entering the Premises or commencing construction, Tenant shall comply with all insurance provisions of the Lease. All waiver and indemnity provisions of the Lease shall apply upon Tenant's (or it's contractor's) entry of the Premises.

                       LEASE ADDENDUM NO. TWO [BASE YEAR]

      ADDITIONAL RENT - OPERATING EXPENSE PASS THROUGHS. For the calendar year commencing on JANUARY 1, 2006 and for each calendar year thereafter, Tenant shall pay to Landlord as Additional Rent, Tenant's Proportionate Share of any increase in Operating Expenses (as hereinafter defined) incurred by Landlord's operation or maintenance of the Building during calendar year 2005 (the "Base Year"). For purposes of calculating Tenant's Proportionate Share of real and personal property taxes, Landlord shall use the Base Year or the year in which the Building and improvements are completed and are fully assessed, whichever shall be later. Tenant's Proportionate Share shall be calculated by dividing the 2,903 rentable square feet of the Premises by the 72995 net rentable square feet of the Building, which equals 3.97%. If during any calendar year the occupancy of the rentable area of the Building is less than full, then Operating Expenses (as hereinafter defined) will be adjusted for such calendar year at a rate of 95% occupancy.

      As used herein, the term "Operating Expenses" shall mean direct costs of operation, repair and maintenance as determined by standard accounting practices, including, but not limited to ad valorem real and personal property taxes, hazard and liability insurance premiums, utilities, heat, air conditioning, janitorial service, labor, materials, supplies, equipment and tools, permits, licenses, inspection fees, management fees (but not including the cost of management personnel above the level of Property Manager), and common area expenses; provided, however, the term "Operating Expenses" shall not include depreciation on the Building or equipment therein, interest, executive salaries, real estate brokers' commissions, or other expenses that do not relate to the operation of the Building. The annual statement of Operating Expenses shall be accounted for and reported in accordance with generally accepted accounting principles (the "Annual Statement").

      For the calendar year commencing on JANUARY 1, 2006 and for each calendar year thereafter during the Term, Landlord shall estimate the amount the Operating Expenses shall increase for such calendar year above the Operating Expenses incurred during the Base Year. Landlord shall send to Tenant a written statement of the amount of Tenant's Proportionate Share of any estimated increase in Operating Expenses and Tenant shall pay to Landlord, monthly as Additional Rent, Tenant's Proportionate Share of such increase in Operating Expenses. Within ninety (90) days after the end of each calendar year, Landlord shall send a copy of the Annual Statement to Tenant. Pursuant to the Annual Statement, Tenant shall pay to Landlord Additional Rent in a lump sum as owed or Landlord shall adjust Tenant's Rent payments if Landlord owes Tenant a credit, such payment or adjustment to be made within thirty (30) days after the Annual Statement is received by Tenant After the Expiration Date, Landlord shall send Tenant the final Annual Statement for the Term, and Tenant shall pay to Landlord Additional Rent as owed or if Landlord owes Tenant a credit, then Landlord shall pay Tenant a refund. If this Lease expires or terminates on a day other than December 31, then Additional Rent shall be prorated on a 365-day calendar year (or 366 if a leap year).

      Provided no default by Tenant is then outstanding, Tenant, at Tenant's sole cost and expense (except as stated below), shall have the right, to be exercised by written notice given to Landlord within thirty (30) days after receipt of Landlord's Annual Statement, for the preceding calendar year, to audit Landlord's books and records pertaining to such Operating Expenses, provided such audit commences within thirty (30) days after Tenant's notice to Landlord and thereafter proceeds regularly and continuously to conclusion, but in no event later than sixty (60) days following commencement of the audit, and, provided further, that such audit does not unreasonably interfere with the conduct of Landlord's business, and provided, further, that such audit shall be performed either by Tenant or a certified public accounting firm but specifically not by any firm the compensation of which is on a contingent basis. Landlord agrees to cooperate in good faith with Tenant in the conduct of any such audit. To the extent such audit reveals an underpayment or over payment by Tenant of Operating Expenses, Landlord and Tenant shall promptly make the appropriate adjustments for said over payment or underpayment to be paid to the other party. If any such audit reveals that the amount of Operating Expenses billed to Tenant is more than five percent (5%) in excess of Tenant's Share of actual Operating Expenses, then Landlord shall pay fifty percent (50%) of the reasonable costs and expenses incurred by Tenant in connection with such audit. Tenant agrees on behalf of Tenant, its employees and agents (including any entity conducting such audit) that any and all information obtained from Landlord's records, as well as the results of any audit, shall be held in confidence and shall not be disclosed to any third party except as may be specifically required for the limited purpose of enforcing Tenant's rights under the Lease.

                                    EXHIBIT A
                          LEGAL DESCRIPTION/SPACE PLAN

                                (TO BE PROVIDED)

                                    EXHIBIT B
                              RULES AND REGULATIONS

1. ACCESS TO BUILDING. On Saturdays, Sundays, legal holidays and weekdays between the hours of 6:00 P.M. and 8:00 A.M., access to the Building and/or to the halls, corridors, elevators or stairways in the Building may be restricted and access shall be gained by use of a key or electronic card to the outside doors of the Buildings. Landlord may from time to time establish security controls for the purpose of regulating access to the Building. Tenant shall be responsible for providing access to the Premises for its agents, employees, invitees and guests at times access is restricted, and shall comply with all such security regulations so established.

2. PROTECTING PREMISES. The last member of Tenant to leave the Premises shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and equipment in the Premises.

3. BUILDING DIRECTORIES. The directories for the Building in the form selected by Landlord shall be used exclusively for the display of the name and location of tenants. Any additional names and/or name change requested by Tenant to be displayed in the directories must be approved by Landlord and, if approved, will be provided at the sole expense of Tenant.

4. LARGE ARTICLES. Furniture, freight and other large or heavy articles may be brought into the Building only at times and in the manner designated by Landlord and always at Tenant's sole responsibility. All damage done to the Building, its furnishings, fixtures or equipment by moving or maintaining such furniture, freight or articles shall be repaired at Tenant's expense.

5. SIGNS. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Building, or on any part of the inside of the Premises which can be seen from the outside of the Premises, including windows and doors, without the written consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as shall be first approved by Landlord in writing. Landlord, without notice to Tenant, reserves the right to remove, at Tenant's expense, all matters other than that provided for above.

6. COMPLIANCE WITH LAWS. Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, whether now existing or hereinafter enacted with respect to the Premises and the use or occupancy thereof. Tenant shall not make or permit any use of the Premises which directly or indirectly is forbidden by law, ordinance, governmental regulations or order or direction of applicable public authority, which may be dangerous to persons or property or which may constitute a nuisance to other tenants.

7. HAZARDOUS MATERIALS. Tenant shall not use or permit to be brought into the Premises or the Building any flammable oils or fluids, or any explosive or other articles deemed hazardous to persons or property, or do or permit to be done any act or thing which will invalidate, or which, if brought in, would be in conflict with any insurance policy covering the Building or its operation, or the Premises, or any part of either, and will not do or permit to be done anything in or upon the Premises, or bring or keep anything therein, which shall not comply with all rules, orders, regulations or requirements of any organization, bureau, department or body having jurisdiction with respect thereto (and Tenant shall at all times comply with all such rules, orders, regulations or requirements), or which shall increase the rate of insurance on the Building, its appurtenances, contents or operation.

8. DEFACING PREMISES AND OVERLOADING. Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window that may be unsightly from outside the Premises. Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls; blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices shall not be placed in or about the outside windows in the Premises except to the extent that the character, shape, color, material and make thereof is approved by Landlord. Tenant shall not do any painting or decorating in the Premises or install any floor coverings in the Premises or make, paint, cut or drill into, or in any way deface any part of the Premises or Building without in each instance obtaining the prior written consent of Landlord. Tenant shall not overload any floor or part thereof in the Premises, or any facility in the Building or any public corridors or elevators therein by bringing in or removing any large or heavy articles and Landlord may direct and control the location of safes, files, and all other heavy articles and, if considered necessary by Landlord may require Tenant at its expense to supply whatever supplementary supports necessary to properly distribute the weight.

9. OBSTRUCTION OF PUBLIC AREAS. Tenant shall not, whether temporarily, accidentally or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any sidewalk, court, hall, passageway, entrance, or shipping area. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition, and move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Building employees) that are at any time being taken from the Premises directly to the areas designated for disposal. All courts, passageways, entrances, exits, elevators, escalators, stairways, corridors, halls and roofs are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interest of the Building and its tenants; provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals within the normal course of Tenant's business so long as such persons are not engaged in illegal activities.

10. ADDITIONAL LOCKS. Tenant shall not attach, or permit to be attached, additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. Upon termination of this Lease or of Tenant's possession, Tenant shall immediately surrender all keys to the Premises.

11. COMMUNICATIONS OR UTILITY CONNECTIONS. If Tenant desires signal, alarm or other utility or similar service connections installed or changed, then Tenant shall not install or change the same without the approval of Landlord, and then only under direction of Landlord and at Tenant's expense. Tenant shall not install in the Premises any equipment which requires a greater than normal amount of electrical current for the permitted use without the advance written consent of Landlord. Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants in the Building, and Tenant shall not in any event connect a greater load than that which is safe.

12. OFFICE OF THE BUILDING. Service requirements of Tenant will be attended to only upon application at the office of Highwoods Properties, Inc. Employees of Landlord shall not perform, and Tenant shall not engage them to do any work outside of their duties unless specifically authorized by Landlord.

13. RESTROOMS. The restrooms, toilets, urinals, vanities and the other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant whom, or whose employees or invitees, shall have caused it.

14. INTOXICATION. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated, or under the influence of liquor or drugs, or who in any way violates any of the Rules and Regulations of the Building.

15. NUISANCES AND CERTAIN OTHER PROHIBITED USES. Tenant shall not (a) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning apparatus in or about the Premises; (b) engage in any mechanical business, or in any service in or about the Premises or Building, except those ordinarily embraced within the Permitted Use as specified in Section 3 of the Lease; (c) use the Premises for housing, lodging, or sleeping purposes; (d) prepare or warm food in the Premises or permit food to be brought into the Premises for consumption therein (heating coffee and individual lunches of employees excepted) except by express permission of Landlord; (e) place any radio or television antennae on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises, or place a musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises; (f) use any power source for the operation of any equipment or device other than dry cell batteries or electricity; (g) operate any electrical device from which may emanate waves that could interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere;
      (h) bring or permit to be in the Building any bicycle, other vehicle, dog (except in the company of a blind person), other animal or bird; (i) make or permit any objectionable noise or odor to emanate from the Premises;
      (j) disturb, harass, solicit or canvass any occupant of the Building; (k) do anything in or about the Premises which could be a nuisance or tend to injure the reputation of the Building; (i) allow any firearms in the Building or the Premises except as approved by Landlord in writing.

16. SOLICITATION. Tenant shall not canvass other tenants in the Building to solicit business or contributions and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant's Permitted Use as specified in Section 3 of the Lease.

17. ENERGY CONSERVATION. Tenant shall not waste electricity, water, heat or air conditioning and agrees to cooperate fully with Landlord to insure the most effective operation of the Building's heating and air conditioning, and shall not allow the adjustment (except by Landlord's authorized Building personnel) of any controls.

18. BUILDING SECURITY. At all times other than normal business hours the exterior Building doors and suite entry door(s) must be kept locked to assist in security. Problems in Building and suite security should be directed to Landlord at (864) 772-1371.

19. PARKING. Parking is in designated parking areas only. There shall be no vehicles in "no parking" zones or at curbs. Handicapped spaces are for handicapped persons only and the Police Department will ticket unauthorized (unidentified) cars in handicapped spaces. Landlord reserves the right to remove vehicles that do not comply with the Lease or these Rules and Regulations and Tenant shall indemnify and hold harmless Landlord from its reasonable exercise of these rights with respect to the vehicles of Tenant and its employees, agents and invitees.

20. JANITORIAL SERVICE. The janitorial staff will remove all trash from trashcans. Any container or boxes left in hallways or apparently discarded unless clearly and conspicuously labeled DO NOT REMOVE may be removed without liability to Tenant. Any large volume of trash resulting from delivery of furniture, equipment, etc., should be removed by the delivery company, Tenant, or Landlord at Tenant's expense. Janitorial service will be provided after hours five (5) days a week. All requests for trash removal other than normal janitorial services should be directed to Landlord at (803) 772-1371.

21. CONSTRUCTION. Tenant shall make no structural or interior alterations of the Premises. All Structural and nonstructural alterations and modifications to the Premises shall be coordinated through Landlord as outlined in the Lease. Completed construction drawings of the requested changes are to be submitted to Landlord or its designated agent for pricing and construction supervision.

                                    EXHIBIT C
                             COMMENCEMENT AGREEMENT

      This COMMENCEMENT AGREEMENT (the "First Amendment"), made and entered into as of this ________ day of __________________, 2004, by and between AP SOUTHEAST PORTFOLIO PARTNERS, L.P., a Delaware limited partnership, with its principal office at 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604 ("Landlord") and _______________________, a ___________________Corporation, with its principal office at _____________________________ ("Tenant");

                                   WITNESSETH:

      WHEREAS, Tenant and Landlord entered into that certain Lease Agreement dated __________ (the "Lease"), for space designated as Suite _____, comprising approximately ___________ rentable square feet, in the _____________________ Building, located at ____________________________________, City of Columbia,
County of Richland, State of South Carolina; and

      WHEREAS, the parties desire to establish the Commencement Date and Expiration Date as set forth below,

      NOW, THEREFORE, in consideration of the mutual and reciprocal promises herein contained, Tenant and Landlord hereby agree that said Lease hereinafter described be, and the same is hereby modified in the following particulars:

      1. The term of the Lease by and between Landlord and Tenant actually commenced on ___________________ (the "Commencement Date"). The initial term of said Lease shall terminate on ___________________ (the "Expiration Date").
Section 3, entitled "Term", and all references to the Commencement Date and Termination Date in the Lease are hereby amended.

      2. Except as modified and amended by this First Amendment, the Lease shall remain in full force and effect.

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be duly executed, as of the day and year first above written.

LANDLORD:                                      TENANT:

AP SOUTHEAST PORTFOLIO
PARTNERS, L.P.
a Delaware Limited Partnership
By: AP-GP Southeast Portfolio Partners, L.P.
    a Delaware limited partnership,
    its general partner
By: Highwoods Realty GP Corp.,
    a Delaware corporation,
    its general partner

By:                                            By:
   -----------------------------------             ----------------------------
   Senior Vice President - Regional Manager
                                                   ----------------------------

                                                                       Exhibit 2

                                      LEASE

                     DB QUAD PRAIRIE BUSINESS CENTER, INC.,
                                    Landlord,

                                       and

                          Braemar, Inc. & Biotel, Inc.,
                                     Tenant

                                TABLE OF CONTENTS

1.    USE AND RESTRICTIONS ON USE .........................................    5
2.    TERM ................................................................    6
3.    RENT ................................................................    6
4.    RENT ADJUSTMENTS ....................................................    7
5.    SECURITY DEPOSIT ....................................................    8
6.    ALTERATIONS .........................................................    9
7.    REPAIR ..............................................................    9
8.    LIENS  ..............................................................   10
9.    ASSIGNMENT AND SUBLETTING ...........................................   10
10.   INDEMNIFICATION .....................................................   12
11.   INSURANCE ...........................................................   12
12.   WAIVER OF SUBROGATION ...............................................   13
13.   SERVICES AND UTILITIES ..............................................   13
14.   HOLDING OVER ........................................................   13
15.   SUBORDINATION .......................................................   13
16.   RULES AND REGULATIONS ...............................................   13
17.   REENTRY BY LANDLORD .................................................   13
18.   DEFAULT .............................................................   14
19.   REMEDIES ............................................................   15
20.   TENANT'S BANKRUPTCY OR INSOLVENCY ...................................   18
21.   QUIET ENJOYMENT .....................................................   18
22.   CASUALTY ............................................................   18
23.   EMINENT DOMAIN ......................................................   19
24.   SALE BY LANDLORD ....................................................   20
25.   ESTOPPEL CERTIFICATES ...............................................   20
26.   SURRENDER OF PREMISES ...............................................   20
27.   NOTICES .............................................................   21
28.   TAXES PAYABLE BY TENANT .............................................   21
29.   RELOCATION OF TENANT ................................................   21
30.   DEFINED TERMS AND HEADINGS ..........................................   21
31.   TENANT'S AUTHORITY ..................................................   22
32.   FINANCIAL STATEMENTS AND CREDIT REPORTS .............................   22
33.   COMMISSIONS .........................................................   22
34.   TIME AND APPLICABLE LAW .............................................   22
35.   SUCCESSORS AND ASSIGNS ..............................................   22

                                TABLE OF CONTENTS
                                    CONTINUED

36.   ENTIRE AGREEMENT ....................................................   22
37.   EXAMINATION NOT OPTION ..............................................   22
38.   RECORDATION .........................................................   22
39.   RENEWAL OPTION ......................................................   23
40.   EXPANSION RIGHTS ....................................................   23
41.   TERMINATION OPTION ..................................................   24
42.   LIMITATION OF LANDLORD'S LIABILITY ..................................   25

EXHIBIT A- FLOOR PLAN DEPICTING THE PREMISES
EXHIBIT A-l - SITE PLAN
EXHIBIT B - INITIAL ALTERATIONS
EXHIBIT C - COMMENCEMENT DATE MEMORANDUM
EXHIBIT D - RULES AND REGULATIONS

                        MULTI-TENANT INDUSTRIAL NET LEASE

                                REFERENCE PAGES

BUILDING:                       Eagandale Business Campus III
                                1285 Corporate Center Drive, Suite 150
                                Eagan, MN 55121

LANDLORD:                       DB Quad Prairie Business Center, Inc.,
                                a Maryland Corporation

LANDLORD'S ADDRESS:             7201 Ohms Lane
                                Suite 210
                                Edina, MN 55439
                                Attn: Property Management

WIRE INSTRUCTIONS AND/OR        DB Quad Prairie Business Center, Inc.
ADDRESS FOR RENT PAYMENT:       75 Remittance Drive, Suite 6828
                                Chicago, IL 60675-6828

LEASE REFERENCE DATE:           January 9, 2006

TENANT: Braemar, Inc., a Minnesota corporation & Biotel, Inc., a Minnesota corporation

TENANT'S NOTICE ADDRESS:

      (a) As of beginning       1285 Corporate Center Drive, Suite 150
of Term:                        Eagan, MN 55121

      (b) Prior to              11481 Rupp Drive
beginning of Term (if           Burnsville, MN 55337
different):

PREMISES ADDRESS:               1285 Corporate Center Drive, Suite 150,
                                Eagan, MN 55121

PREMISES RENTABLE AREA:         Approximately 17,314 sq. ft. (for outline of
                                Premises see EXHIBIT A), approximately 5,326 sq. ft. office, 4,011 sq. ft. engineering, and 7,977 sq. ft. assembly/warehouse

USE:                            General office, assembly and warehouse

SCHEDULED COMMENCEMENT DATE:    March 1,2006

TERM OF LEASE:                  Approximately five (5) years, six (6) months
                                and zero (0) days beginning on the
                                Commencement Date and ending on the

                                Termination Date. [The period from the
                                Commencement Date to the last day of the same month is the "Commencement Month."]

TERMINATION DATE:               August 31, 2011 [The last day of the sixty-sixth
                                (66th) full calendar month after (if the Commencement Month is not a full calendar month), or from and including (if the Commencement Month is a full calendar month), the Commencement Month]

ANNUAL RENT and MONTHLY
INSTALLMENT OF RENT (Article 3):

-----------------------------------------------------------------------------------------------
       PERIOD
---------------------   RENTABLE SQUARE   ANNUAL RENT PER                   MONTHLY INSTALLMENT
  FROM       THROUGH        FOOTAGE         SQUARE FOOT      ANNUAL RENT          OF RENT
-----------------------------------------------------------------------------------------------
3/1/2006    8/31/2006       17,314            $  0.00       $        0.00       $      0.00
-----------------------------------------------------------------------------------------------
9/1/2006    8/31/2007       17,314            $  5.75       $   99,564.00       $  8,297.00
-----------------------------------------------------------------------------------------------
9/1/2007    8/31/2008       17,314            $  5.95       $  103,020.00       $  8,585.00
-----------------------------------------------------------------------------------------------
9/1/2008    8/31/2009       17,314            $  6.15       $  106,488.00       $  8,874.00
-----------------------------------------------------------------------------------------------
9/1/2009    8/31/2010       17,314            $  6.35       $  109,944.00       $  9,162.00
-----------------------------------------------------------------------------------------------
9/1/2010    8/31/2011       17,314            $  6.55       $  113,412.00       $  9,451.00
-----------------------------------------------------------------------------------------------

INITIAL ESTIMATED MONTHLY       $2,221.96 (Taxes)
INSTALLMENT OF RENT             $1,857.68 (Operating Expense)
ADJUSTMENTS (Article 4)

TENANT'S PROPORTIONATE SHARE:   7.20%

SECURITY DEPOSIT:               $12,400.00

ASSIGNMENT/SUBLETTING FEE       none

REAL ESTATE BROKER DUE          Welsh Companies, LLC - Landlord
COMMISSION:                     Appletree Properties - Tenant

AMORTIZATION RATE:              8.00%

TENANT'S SIC CODE:              5999

The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. This Lease includes Exhibits A through D, all of which are made a part of this Lease.

LANDLORD:                               TENANT:

DB QUAD PRAIRIE BUSINESS                BIOTEL, INC.,
CENTER, INC., A MARYLAND CORPORATION    A MINNESOTA CORPORATION
By:  RREEF Management Company, a
     Delaware corporation

By: \s\ Mark Smith                      By: \s\ Steve Springrose
    --------------------------------        --------------------------------

Name: Mark Smith                        Name: Steve Springrose

Title: Regional Manager                 Title: CEO

Dated: 1/17/06                          Dated: January 10, 2006


                                        TENANT:

                                        BRAEMAR, INC.,
                                        A MINNESOTA CORPORATION

                                        By: \s\ Harold Strandquist
                                            --------------------------------
                                        Name: Harold Strandquist

                                        Title: CEO

                                        Dated: January 10th, 2006

                                      LEASE

      By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages. The Premises are depicted on the floor plan attached hereto as EXHIBIT A, and the Building is depicted on the site plan attached hereto as EXHIBIT A-1. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.

1. USE AND RESTRICTIONS ON USE.

      1.1 The Premises are to be used solely for the purposes set forth on the Reference Pages. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them, or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant's sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.

      1.2 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the "Tenant Entities") to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively "Hazardous Materials") flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively "Environmental Laws"), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article
30) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2.

      1.3 Tenant and the Tenant Entities will be entitled to the non-exclusive use of the common areas of the Building as they exist from time to time during the Term, including the parking facilities, subject to Landlord's rules and regulations regarding such use. However, in no event will Tenant or the Tenant Entities park more vehicles in the parking facilities than Tenant's Proportionate Share of the total parking spaces available for common use. The foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces or any guaranty of the availability of any particular parking spaces or any specific number of parking spaces.

2. TERM.

      2.1 The Term of this Lease shall begin on the date ("Commencement Date") which shall be the later of the Scheduled Commencement Date as shown on the Reference Pages and the date that Landlord shall tender possession of the Premises to Tenant, and shall terminate on the date as shown on the Reference Pages ("Termination Date"), unless sooner terminated by the provisions of this Lease. Landlord shall tender possession of the Premises with all the work, if any, to be performed by Landlord pursuant to EXHIBIT B to this Lease substantially completed. Tenant shall deliver a punch list of items not completed within thirty (30) days after Landlord tenders possession of the Premises and Landlord agrees to proceed with due diligence to perform its obligations regarding such items. Tenant shall, at Landlord's request, execute and deliver a memorandum agreement provided by Landlord in the form of EXHIBIT C attached hereto, setting forth the actual Commencement Date, Termination Date and, if necessary, a revised rent schedule. Should Tenant fail to do so within thirty (30) days after Landlord's request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct.

      2.2 Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the Scheduled Commencement Date for any reason, Landlord shall not be liable for any damage resulting from such inability, but Tenant shall not be liable for any rent until the time when Landlord can, after notice to Tenant, deliver possession of the Premises to Tenant. No such failure to give possession on the Scheduled Commencement Date shall affect the other obligations of Tenant under this Lease, except that if Landlord is unable to deliver possession of the Premises within ninety (90) days after the Scheduled Commencement Date (other than as a result of strikes, shortages of materials, holdover tenancies or similar matters beyond the reasonable control of Landlord and Tenant is notified by Landlord in writing as to such delay), Tenant shall have the option to terminate this Lease unless said delay is as a result of: (a) Tenant's failure to agree to plans and specifications and/or construction cost estimates or bids; (b) Tenant's request for materials, finishes or installations other than Landlord's standard except those, if any, that Landlord shall have expressly agreed to furnish without extension of time agreed by Landlord; (c) Tenant's change in any plans or specifications; or, (d) performance or completion by a party employed by Tenant (each of the foregoing, a "Tenant Delay"). If any delay is the result of a Tenant Delay, the Commencement Date and the payment of rent under this Lease shall be accelerated by the number of days of such Tenant Delay.

      2.3 In the event Landlord permits Tenant, or any agent, employee or contractor of Tenant, to enter, use or occupy the Premises prior to the Commencement Date, such entry, use or occupancy shall be subject to all the provisions of this Lease other than the payment of rent, including, without limitation, Tenant's compliance with the insurance requirements of Article 11. Said early possession shall not advance the Termination Date.

3. RENT.

      3.1 Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first full month's rent shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing. If an Event of Default occurs, Landlord may require by notice to Tenant that all subsequent rent payments be made by an automatic payment from Tenant's bank account to Landlord's account, without cost to Landlord. Tenant must implement such automatic payment system prior to the next scheduled rent payment or within ten (10) days after Landlord's notice, whichever is later. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.

      3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) six percent (6%) of the unpaid rent or other payment. The amount of the late charge to be paid by

Tenant shall be reassessed and added to Tenant's obligation for each successive month until paid. The late charge shall be waived if Tenant's payment is late due to forces beyond reasonable control of the Tenant. The provisions of this
Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this
Section 3.2 in any way affect Landlord's remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.

4.    RENT ADJUSTMENTS.

      4.1 For the purpose of this Article 4, the following terms are defined as follows:

            4.1.1 LEASE YEAR: Each fiscal year (as determined by Landlord from time to time) falling partly or wholly within the Term.

            4.1.2 EXPENSES: All costs of operation, maintenance, repair, replacement and management of the Building (including the amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this
Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas; waste disposal; the cost of janitorial services; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, window cleaning costs; labor costs; costs and expenses of managing the Building including management and/or administrative fees; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith. In addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant's Proportionate Share of: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses;
(ii) the cost of fire sprinklers and suppression systems and other life safety systems; and (iii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time. Expenses shall not include depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal payments, costs of alterations of tenants' premises, leasing commissions, interest expenses on long-term borrowings or advertising costs.

            4.1.3 TAXES: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building or any taxes to be paid by Tenant pursuant to Article 28.

      4.2 Tenant shall pay as additional rent for each Lease Year Tenant's Proportionate Share of Expenses and Taxes incurred for such Lease Year.

      4.3 The annual determination of Expenses shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this
Section 4.3. During the Term, Tenant may review, at Tenant's sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord's agent, during normal business hours, upon giving Landlord five (5) days advance written notice within sixty (60) days after receipt of such determination, but in no event more often than once in any one
(1) year period, subject to execution of a confidentiality agreement acceptable to Landlord, and provided that if Tenant utilizes an independent accountant to perform such review it shall be one of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement. If Tenant fails to object to Landlord's determination of Expenses within ninety (90) days after receipt, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination. In the event that during all or any portion of any Lease Year or Base Year, the Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses that would have been paid or incurred by Landlord had the Building been at least ninety-five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such Lease Year.

      4.4 Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate Tenant's liability for Expenses and/or Taxes under Section 4.2, Article 6 and Article 28 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

      4.5 When the above mentioned actual determination of Tenant's liability for Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

            4.5.1 If the total additional rent Tenant actually paid pursuant to
Section 4.3 on account of Expenses and/or Taxes for the Lease Year is less than Tenant's liability for Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord's bill therefor; and

            4.5.2 If the total additional rent Tenant actually paid pursuant to
Section 4.3 on account of Expenses and/or Taxes for the Lease Year is more than Tenant's liability for Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this
Article 4, or, if the Lease has terminated, refund the difference in cash.

      4.6 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant's liability for Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

5. SECURITY DEPOSIT. Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord's damage in case of Tenant's default. If Tenant defaults with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion is so used, Tenant shall within five
(5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant's obligations under this Lease have been fulfilled.

6.    ALTERATIONS.

      6.1 Except for those, if any, specifically provided for in EXHIBIT B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord's consent shall not be unreasonably withheld with respect to alterations which (i) are not structural in nature,
(ii) are not visible from the exterior of the Building, (iii) do not affect or require modification of the Building's electrical, mechanical, plumbing, HVAC or other systems, and (iv) in aggregate do not cost more than $5.00 per rentable square foot of that portion of the Premises affected by the alterations in question.

      6.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlord's contractor or a contractor reasonably approved by Landlord, in either event at Tenant's sole cost and expense. If Tenant shall employ any contractor other than Landlord's contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. In any event Landlord may charge Tenant a construction management fee not to exceed five percent (5%) of the cost of such work to cover its overhead as it relates to such proposed work, plus third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due five (5) days after Landlord's demand.

      6.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations, using Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under
Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility, waivers of lien, surety company performance bonds and funded construction escrows and to protect Landlord and the Building and appurtenant land against any loss from any mechanic's, materialmen's or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord's election said sums shall be paid in the same way as sums due under Article 4.

7.    REPAIR.

      7.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in EXHIBIT B if attached to this Lease and except that Landlord shall repair and maintain the structural portions of the roof, foundation, exterior glass and plate glass unless damaged by Tenant, and walls of the Building. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them, except as set forth in the punch list to be delivered pursuant to Section 2.1. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

      7.2 Tenant shall at its own cost and expense keep and maintain all parts of the Premises and such portion of the Building and improvements as are within the exclusive control of Tenant in good condition, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original (including, but not limited to, repair and replacement of all fixtures installed by Tenant, water heaters serving the Premises, exterior glass and plate glass if damaged by Tenant, doors, exterior stairs, skylights, any special office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning systems serving the Premises, electrical systems and fixtures, sprinkler systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, and performance of regular removal of trash and debris). Tenant as part of its obligations hereunder shall keep the Premises in a clean and sanitary condition. Tenant will, as far as possible keep all such parts of the Premises from deterioration due to ordinary wear and from falling temporarily out of repair, and upon termination of this Lease in any way Tenant will yield up the Premises to Landlord in good condition and repair, loss by fire or other casualty excepted (but not excepting any damage to glass). Tenant shall, at its own cost and expense, repair any damage to the Premises or the Building resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, employees, contractors, invitees, or any other person entering upon the Premises as a result of Tenant's business activities or caused by Tenant's default hereunder.

      7.3 Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Except to the extent, if any, prohibited by law, Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

      7.4 Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all heating and air conditioning systems and equipment serving the Premises (and a copy thereof shall be furnished to Landlord). The service contract must include all services suggested by the equipment manufacturer in the operation/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises. Should Tenant fail to do so, Landlord may, upon notice to Tenant, enter into such a maintenance/ service contract on behalf of Tenant or perform the work and in either case, charge Tenant the cost thereof along with a reasonable amount for Landlord's overhead.

      7.5 Landlord shall coordinate any repairs and other maintenance of any railroad tracks serving the Building and, if Tenant uses such rail tracks, Tenant shall reimburse Landlord or the railroad company from time to time upon demand, as additional rent, for its share of the costs of such repair and maintenance and for any other sums specified in any agreement to which Landlord or Tenant is a party respecting such tracks, such costs to be borne proportionately by all tenants in the Building using such rail tracks, based upon the actual number of rail cars shipped and received by such tenant during each calendar year during the Term.

8. LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant's leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within ten (10) days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within five (5) days Landlord's demand.

9.    ASSIGNMENT AND SUBLETTING.

      9.1 Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee.

      9.2 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease.

      9.3 In addition to Landlord's right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within thirty
(30) days following Landlord's receipt of Tenant's written notice as required above. However, if Tenant notifies Landlord, within five (5) days after receipt of Landlord's termination notice, that Tenant is rescinding its proposed assignment or sublease, the termination notice shall be void and the Lease shall continue in full force and effect. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant's notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall, at Tenant's own cost and expense, discharge in full any outstanding commission obligation which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant.

      9.4 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to one hundred percent (100%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant. As used in this Section, "Increased Rent" shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The "Costs Component" is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for leasing commissions and tenant improvements in connection with such sublease, assignment or other transfer.

      9.5 Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant's notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Tenant or matter which will become a default of Tenant with passage of time unless cured, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would: (i) involve increased personnel or wear upon the Building; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iv) involve a violation of Section 1.2. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord's refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.

      9.6 Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee plus, on demand, a sum equal to all of Landlord's costs, including reasonable attorney's fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord's consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

      9.7 If Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve
(12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment.

10. INDEMNIFICATION. None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises;
(c) Tenant's failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11.   INSURANCE.

      11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) insurance protecting against liability under Worker's Compensation Laws with limits at least as required by statute with Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease--each employee;
(d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant's alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and, (e) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income.

      11.2  The aforesaid policies shall (a) be provided at Tenant's expense;
(b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property--Special Form); (c) be issued by an insurance company with a minimum Best's rating of "A:VII" during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 27 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

      11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises ("Work") the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

12. WAIVER OF SUBROGATION. So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13. SERVICES AND UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler system charges and other utilities and services used on or from the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish all electric light bulbs, tubes and ballasts, battery packs for emergency lighting and fire extinguishers. If any such services are not separately metered to Tenant, Tenant shall pay such proportion of all charges jointly metered with other premises as determined by Landlord, in its sole discretion, to be reasonable. Any such charges paid by Landlord and assessed against Tenant shall be immediately payable to Landlord on demand and shall be additional rent hereunder. Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in the Building. Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises.

14. HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate ("Holdover Rate") which shall be Two Hundred Percent (200%) of the greater of (a) the amount of the Annual Rent for the last period prior to the date of such termination plus all Rent Adjustments under Article 4; and (b) the then market rental value of the Premises as determined by Landlord assuming a new lease of the Premises of the then usual duration and other terms, in either case, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord's election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord's right of reentry or any other right under this Lease or at law.

15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord's interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten
(10) days of Landlord's request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord.

16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in EXHIBIT D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations.

17.   REENTRY BY LANDLORD.

      17.1 Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to show said Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the

Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17.

      17.2 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord's possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within five (5) days of Landlord's demand.

18.   DEFAULT.

      18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:

            18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) days after written notice that such payment was not made when due, but if any such notice shall be given, for the twelve (12) month period commencing with the date of such notice, the failure to pay within five (5) days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice.

            18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such twenty (20) day period, Tenant has commenced the cure within such twenty (20) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days.

            18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant's right to possession only.

            18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

            18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such

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order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

19.   REMEDIES.

      19.1 Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

            19.1.1 Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease.

            19.1.2 Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant's signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord's right to rent or any other right given to Landlord under this Lease or by operation of law.

            19.1.3 Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of: (a) an amount equal to the then present value of the rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as additional rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the Premises for such residue; (b) the value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses described in Section 19.1.4 relating to recovery of the Premises, preparation for reletting and for reletting itself; and (c) the cost of performing any other covenants which would have otherwise been performed by Tenant.

            19.1.4 Upon any termination of Tenant's right to possession only without termination of the Lease:

                  19.1.4.1 Neither such termination of Tenant's right to possession nor Landlord's taking and holding possession thereof as provided in
Section 19.1.2 shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay the rent, including any amounts treated as additional rent, under this Lease for the full Term, and if Landlord so elects Tenant shall continue to pay to Landlord the entire amount of the rent as and when it becomes due, including any amounts treated as additional rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.

                  19.1.4.2 Landlord shall use commercially reasonable efforts to relet the Premises or portions thereof to the extent required by applicable law. Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease premises in the Building generally and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises or portions thereof over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available and that Landlord shall have the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet only a portion of the Premises, or a portion of the Premises or the entire Premises as a part of a larger area, and the right to change the character or use of the Premises. In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall pay the cost thereof, together with Landlord's expenses of reletting, including, without limitation, any commission incurred by Landlord, within five (5) days of Landlord's demand. Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a credit-worthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker's commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 9.

                  19.1.4.3 Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all rent, including any amounts treated as additional rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Landlord's expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney's fees and broker's commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant's future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant's benefit.

      19.2 Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant's sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord's option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant's business resulting therefrom and Tenant agrees to reimburse Landlord within five (5) days of Landlord's demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.

      19.3 Tenant understands and agrees that in entering into this Lease, Landlord is relying upon receipt of all the Annual and Monthly Installments of Rent to become due with respect to all the Premises originally leased hereunder over the full Initial Term of this Lease for amortization, including interest at the Amortization Rate. For purposes hereof, the "Concession Amount" shall be defined as the aggregate of all amounts forgone or expended by Landlord as free rent under the lease, under EXHIBIT B hereof for construction allowances (excluding therefrom any amounts expended by Landlord for Landlord's Work, as defined in EXHIBIT B), and for brokers' commissions payable by reason of this Lease. Accordingly, Tenant agrees that if this Lease or Tenant's right to possession of the Premises leased hereunder shall be terminated as of any date ("Default Termination Date") prior to the expiration of the full Initial Term hereof by reason of a default of Tenant, there shall be due and owing to Landlord as of the day prior to the Default Termination Date, as rent in addition to all other amounts owed by Tenant as of such Date, the amount ("Unamortized Amount") of the Concession Amount determined as set forth below; provided, however, that in the event that such amounts are recovered by Landlord pursuant to any other provision of this Article 19, Landlord agrees that it shall not attempt to recover such amounts pursuant to this Paragraph 19.3. For the purposes hereof, the Unamortized Amount shall be determined in the same manner as the remaining principal balance of a mortgage with interest at the Amortization Rate payable in level payments over the same length of time as from the effectuation of the Concession concerned to the end of the full Initial Term of this Lease would be determined. The foregoing provisions shall also apply to and upon any reduction of space in the Premises, as though such reduction were a termination for Tenant's default, except that (i) the Unamortized Amount shall be reduced by any amounts paid by Tenant to Landlord to effectuate such reduction and (ii) the manner of application shall be that the Unamortized Amount shall first be determined as though for a full termination as of the Effective Date of the elimination of the portion, but then the amount so determined shall be multiplied by the fraction of which the numerator is the rentable square footage of the eliminated portion and the denominator is the rentable square footage of the Premises originally leased hereunder; and the amount thus obtained shall be the Unamortized Amount.

      19.4 If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord's rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys' fees and costs. TENANT EXPRESSLY WAIVES ANY RIGHT TO: (A) TRIAL BY JURY; AND (B) SERVICE OF ANY NOTICE REQUIRED BY ANY PRESENT OR FUTURE LAW OR ORDINANCE APPLICABLE TO LANDLORDS OR TENANTS BUT NOT REQUIRED BY THE TERMS OF THIS LEASE.

      19.5 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

      19.6 No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord's acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default or of Landlord's right to enforce any such remedies with respect to such Default or any subsequent Default.

      19.7 To secure the payment of all rentals and other sums of money becoming due from Tenant under this Lease, Landlord shall have and Tenant grants to Landlord a first lien upon the leasehold interest of Tenant under this Lease, which lien may be enforced in equity, and a continuing security interest upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord under this Lease shall first have been paid and discharged. Upon the occurrence of an Event of Default, Landlord shall have, in addition to any other remedies provided in this Lease or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Section 19.7 at public or private sale upon five (5) days' notice to Tenant. Tenant shall execute all such financing statements and other instruments as shall be deemed necessary or desirable in Landlord's discretion to perfect the security interest hereby created.

      19.8 Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

      19.9 If more than one (1) Event of Default occurs during the Term or any renewal thereof, Tenant's renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any are provided for in this Lease, shall be null and void.

20.   TENANT'S BANKRUPTCY OR INSOLVENCY.

      20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a "Debtor's Law"):

            20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant's assets (each a "Tenant's Representative") shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor's Law. Without limitation of the generality of the foregoing, any right of any Tenant's Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

                  20.1.1.1 Such Debtor's Law shall provide to Tenant's Representative a right of assumption of this Lease which Tenant's Representative shall have timely exercised and Tenant's Representative shall have fully cured any default of Tenant under this Lease.

                  20.1.1.2 Tenant's Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months' rent and other monetary charges accruing under this Lease; and (b) any sum specified in
Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant's Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant's Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant's obligations under this Lease.

                  20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

                  20.1.1.4 Landlord shall have, or would have had absent the Debtor's Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22.   CASUALTY

      22.1 In the event the Premises or the Building are damaged by fire or other cause and in Landlord's reasonable estimation such damage can be materially restored within one hundred eighty (180) days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord's reasonable estimation of the length of time within which material restoration can be made, and Landlord's determination shall be binding on Tenant. For purposes of this

Lease, the Building or Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Tenant's use of the Premises for the purpose for which it was being used immediately before such damage.

      22.2 If such repairs cannot, in Landlord's reasonable estimation, be made within one hundred eighty (180) days, Landlord and Tenant shall each have the option of giving the other, at any time within ninety (90) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

      22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

      22.4 In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

      22.5  Notwithstanding anything to the contrary contained in this Article:
(a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord's notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

      22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant's responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

23. EMINENT DOMAIN. If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant's use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant's trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term.

24. SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord's successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25. ESTOPPEL CERTIFICATES. Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (e) such other matters as may be requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser, and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten
(10) day period Landlord or Landlord's beneficiary or agent may execute and deliver such certificate on Tenant's behalf, and that such certificate shall be fully binding on Tenant.

26.   SURRENDER OF PREMISES.

      26.1 Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises. In the event of Tenant's failure to arrange such joint inspections and/or participate in either such inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

      26.2 All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including carpeting (collectively, "Alterations"), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Notwithstanding the foregoing, if Landlord elects by notice given to Tenant at least ten (10) days prior to expiration of the Term, Tenant shall, at Tenant's sole cost, remove any Alterations, except for alterations previously approved or paid for by the Landlord, including carpeting, so designated by Landlord's notice, and repair any damage caused by such removal. Tenant must, at Tenant's sole cost, remove upon termination of this Lease, any and all of Tenant's furniture, furnishings, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property (collectively, "Personalty"). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal. In lieu of requiring Tenant to remove Alterations and Personalty and repair the Premises as aforesaid, Landlord may, by written notice to Tenant delivered at least thirty

(30) days before the Termination Date, require Tenant to pay to Landlord, as additional rent hereunder, the cost of such removal and repair in an amount reasonably estimated by Landlord.

      26.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant's obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

27. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant's Notice Address.

28. TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant's gross receipts or payroll or the value of Tenant's equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant's equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

29.   RELOCATION OF TENANT. Landlord, at its sole expense, on at least sixty
(60) days prior written notice, may require Tenant to move from the Premises to other space of comparable size and decor in order to permit Landlord to consolidate the space leased to Tenant with other adjoining space leased or to be leased to another tenant. In the event of any such relocation, Landlord will pay all expenses of preparing and decorating the new premises so that they will be substantially similar to the Premises from which Tenant is moving, including printing new stationary and letterhead, and Landlord will also pay the expense of moving Tenant's furniture and equipment to the relocated premises. In such event this Lease and each and all of the terms and covenants and conditions hereof shall remain in full force and effect and thereupon be deemed applicable to such new space except that revised Reference Pages and a revised EXHIBIT A shall become part of this Lease and shall reflect the location of the new premises.

30. DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following "Landlord Entities", being Landlord, Landlord's investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord's trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms "Tenant" and "Landlord" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term "rentable area" shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant's Proportionate Share shown on the Reference Pages The term "Building" refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto. If the Building is part of a larger complex of structures, the term "Building" may include the entire complex, where appropriate (such as shared Expenses or Taxes) and subject to Landlord's reasonable discretion.

31. TENANT'S AUTHORITY. If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.

32. FINANCIAL STATEMENTS AND CREDIT REPORTS. At Landlord's request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant's most recent audited financial statement, or, if unaudited, certified by Tenant's chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report. Landlord shall sign a non-disclosure agreement as prepared by Tenant prior to Tenant providing financial statements to Landlord.

33. COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages.

34. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.

35. SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

36. ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

37. EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month's rent as set forth in Article 3 and any sum owed pursuant to this Lease.

38.   RECORDATION.

Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

39. RENEWAL OPTION. Tenant shall, provided the Lease is in full force and effect and Tenant is not in default under any of the other terms and conditions of the Lease at the time of notification or commencement, have one option to renew this Lease for a term of five (5) years, for the portion of the Premises being leased by Tenant as of the date the renewal term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:

      a. If Tenant elects to exercise said option, then Tenant shall provide Landlord with written notice no earlier than the date which is two hundred seventy (270) days prior to the expiration of the then current term of the Lease but no later than the date which is one hundred eighty (180) days prior to the expiration of the then current term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the term of the Lease.

      b. The Annual Rent and Monthly Installment in effect at the expiration of the then current term of the Lease shall be increased to reflect 95% of the current fair market rental for comparable space in the Building and in other similar buildings in the same rental market as of the date the renewal term is to commence, taking into account the specific provisions of the Lease which will remain constant. Landlord shall advise Tenant of the new Annual Rent and Monthly Installment for the Premises no later than thirty (30) days after receipt of Tenant's written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its option under this Paragraph. Said notification of the new Annual Rent may include a provision for its escalation to provide for a change in fair market rental between the time of notification and the commencement of the renewal term. If Tenant and Landlord are unable to agree on a mutually acceptable rental rate not later than sixty (60) days prior to the expiration of the then current term, then Landlord and Tenant shall each appoint a qualified MAI appraiser doing business in the area, in turn those two independent MAI appraisers shall appoint a third MAI appraiser and the majority shall decide upon the fair market rental for the Premises as of the expiration of the then current term. Landlord and Tenant shall equally share in the expense of this appraisal except that in the event the Annual Rent and Monthly Installment is found to be within ten percent (10%) of the original rate quoted by Landlord, then Tenant shall bear the full cost of all the appraisal process. In no event shall the Annual Rent and Monthly Installment for any option period be less than the Annual Rent and Monthly Installment in the preceding period.

      c. This option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be "personal" to Tenant as set forth above and that in no event will any assignee or sublessee have any rights to exercise the aforesaid option to renew.

40. EXPANSION RIGHTS. Provided Tenant is not then in default under the terms, covenants and conditions of the Lease, Tenant shall have the right to lease the space, which is adjacent to the Premises (the "Expansion Premises") currently vacant or at such time as the Expansion Premises is vacated by a future tenant. When Landlord is prepared to market such space, Landlord shall first give written notice to Tenant of the availability of the Expansion Space and the terms and conditions on which Landlord intends to offer it to the public and Tenant shall have a period of ten (10) days in which to exercise Tenant's right to lease the Expansion Premises pursuant to the terms and conditions contained in Landlord's notice, failing which Landlord may lease the Expansion Premises to any third party on whatever basis Landlord desires. If Tenant exercises an expansion option hereunder, effective as of the date Landlord delivers the Expansion Premises (the "Delivery Date"), the Expansion Premises shall automatically be included within the Premises and subject to all the terms and conditions of the Lease, except as set forth in Landlord's notice and as follows:

      a. Tenant's Proportionate Share shall be recalculated, using the total square footage of the Premises, as increased by the Expansion Premises.

      b. The Expansion Premises shall be leased on an "as is" basis and Landlord shall have no obligation to improve the Expansion Premises or grant Tenant any improvement allowance thereon.

      c. If requested by Landlord, Tenant shall, prior to the beginning of the term for the Expansion Premises, execute a written memorandum confirming the inclusion of the Expansion Premises and the Annual Rent for the Expansion Premises.

41. TERMINATION OPTION. So long as Tenant is not in default at either the time of exercise or at the time of termination, Tenant shall have the option to terminate this Lease ("Termination Option"), effective as of the day preceding the fourth (4th) anniversary of the Commencement Date (the "Early Termination Date"). The Termination Option may be exercised only in strict compliance with the terms of this Article. The Termination Option shall be exercised, if at all, by delivery to Landlord of a notice of termination ("Termination Notice"). The Termination Notice (i) must be delivered not later than six (6) months prior to the Early Termination Date, and (ii) must be accompanied with a certified or cashier's check in the amount of Eighty-Two Thousand Five Hundred ($82,500.00) (the "Termination Payment"). If and only if Tenant timely and properly delivers the Termination Notice and the Termination Payment, the Term of this Lease shall end on the Early Termination Date, as though the Early Termination Date had been originally fixed as the expiration date of such Term. All terms and conditions of this Lease and Tenant's obligations hereunder, including without limitation Tenant's obligation to pay rent, shall continue up to and including the Early Termination Date. The Termination Payment is the sole property of Landlord upon payment and is not refundable under any circumstances. Tenant acknowledges and agrees that the Termination Payment is fair and reasonable compensation to Landlord for the loss of expected rentals from Tenant over the remainder of the scheduled term after the Early Termination Date. All obligations of Tenant under this Lease not fully performed as of the Early Termination Date shall survive the Early Termination Date. This option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to terminate this Lease shall be "personal" to Tenant as set forth above and that in no event will any assignee or sublessee have any rights to exercise the aforesaid option to terminate.

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                                       24

42. LIMITATION OF LANDLORD'S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord's interest in the Building. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager's trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

LANDLORD:                                      TENANT:

DB QUAD PRAIRIE BUSINESS                       BIOTEL, INC.,
CENTER, INC., A MARYLAND CORPORATION           A MINNESOTA CORPORATION
By:   RREEF Management Company, a
      Delaware corporation

By: \s\ Mark Smith                             By: \s\ Steve Springrose
    --------------------------------               -----------------------------
Name: Mark Smith                               Name:  Steve Springrose

Title: Regional Manager                        Title: CEO

Dated: 1/17/06                                 Dated: January 10, 2006


                                               TENANT:

                                               BRAEMAR, INC.,
                                               A MINNESOTA CORPORATION

                                               By: \s\ Harold Strandquist
                                                   -----------------------------
                                               Name: Harold Strandquist

                                               Title: CEO

                                               Dated: January 10th, 2006

                  EXHIBIT A - FLOOR PLAN DEPICTING THE PREMISES

                ATTACHED TO AND MADE A PART OF LEASE BEARING THE
                 LEASE REFERENCE DATE OF JANUARY 9,2006 BETWEEN
             DB QUAD PRAIRIE BUSINESS CENTER, INC., AS LANDLORD AND
                     BRAEMAR, INC. & BIOTEL, INC., AS TENANT

            1285 Corporate Center Drive, Suite 150, Eagan, Minnesota

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord's rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

                                    [GRAPHIC]

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                                                                      Initials

                             EXHIBIT A-1 - SITE PLAN

                ATTACHED TO AND MADE A PART OF LEASE BEARING THE
                 LEASE REFERENCE DATE OF JANUARY 9, 2006 BETWEEN
             DB QUAD PRAIRIE BUSINESS CENTER, INC., AS LANDLORD AND
                     BRAEMAR, INC. & BIOTEL, INC., AS TENANT

            1285 Corporate Center Drive, Suite 150, Eagan, Minnesota

Exhibit A-l is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord's rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

                                    [GRAPHIC]

                                                                   -------------
                                                                      Initials

                         EXHIBIT B - INITIAL ALTERATIONS

                ATTACHED TO AND MADE A PART OF LEASE BEARING THE
                 LEASE REFERENCE DATE OF JANUARY 9, 2006 BETWEEN
             DB QUAD PRAIRIE BUSINESS CENTER, INC., AS LANDLORD AND
                     BRAEMAR, INC. & BIOTEL, INC., AS TENANT

            1285 CORPORATE CENTER DRIVE, SUITE 150, EAGAN, MINNESOTA

1.    RESPONSIBILITY FOR THE WORK.

      1.1. Except to the extent otherwise provided in Paragraphs 1.2 and 1.3, Landlord will, at its sole cost and expense, through its architects furnish architectural, mechanical, and electrical engineering plans required for the completion of the work in the Premises in accordance with the space plan shown as Exhibit A, as prepared by Genesis Architects dated December 8, 2005, and Schedule I attached hereto ("Landlord's Work").

      1.2. Tenant may request work ("Tenant's Requested Work") not conforming with, or in addition to, Landlord's Work at Tenant's sole cost and expense, except as hereafter provided. If Landlord approves such request in accordance with the Lease, any architectural, mechanical, and electrical plans and specifications required for the Tenant's Requested Work shall be furnished, at Tenant's sole cost and expense (subject to Paragraph 5) to Landlord's architects and engineers.

      1.3. Any interior decorating services which are not included in the Landlord's Work or which Tenant desires to upgrade beyond the quality level which Landlord is obligated to deliver, such as selection of wall paint colors and/or wall coverings, fixtures, non-building standard carpet, and any or all other decorator items required by Tenant in the performance of said work referred to hereinabove in Paragraphs 1.1 and 1.2 shall be at the Tenant's sole cost and expense. Landlords allowance for carpet, paint and other decorating items shall meet or exceed general standards for first-class commercial buildings.

      1.4. Landlord shall diligently pursue the preparation of all plans and specifications for the improvements provided for in Paragraphs 2 and
            3. All such plans shall be approved by Tenant, which approval shall not be unreasonably withheld. Complete plans and specifications and a cost estimate for the portion of the work covered thereby to be borne by Tenant shall be approved by Tenant on or before JANUARY 6, 2006.

2. COMPLETION OF LANDLORD'S WORK. Landlord will, at its sole cost and expense, furnish and install all of Landlord's Work in accordance with the applicable provisions of the Lease.

3. COMPLETION OF TENANT'S REQUESTED WORK. Provided the plans and specifications and cost estimate are approved by the date provided hereinabove in Paragraph 1.4, Landlord shall cause Tenant's Requested Work to be installed by Landlord's contractor, but at Tenant's sole cost and expense. Prior to commencing any such work, Landlord, its contractor, or its architects and engineers, shall submit to Tenant a written estimate of the cost thereof. Said

                                                                   -------------
                                                                      Initials
      cost shall include a construction management fee payable to Landlord equivalent to 2% of the cost of Tenant's Requested Work. If Tenant shall fail to approve any such estimate within ten (10) days after submission thereof, such failure shall be deemed a disapproval thereof, and Landlord's contractor shall not proceed with such work. Tenant agrees to pay Landlord within thirty (30) days upon being billed therefor, the cost to Landlord of all such Tenant's Requested Work. Such bills may be rendered during the progress of the performance of the work and the furnishing and installation of the materials to which such bills relate. Landlord may require Tenant to deposit the estimated cost of such work with Landlord prior to the commencement of such work.

4. ARCHITECT'S CERTIFICATE. The certificate of Landlord's architect that the work to be done by Landlord pursuant to Paragraphs 2 and 3 above has been substantially completed shall be adequate evidence that the Premises have been completed in accordance with the requirements of the Lease and that possession thereof has been deemed delivered to Tenant, for all purposes of the Lease, including the commencement of the payment of rent.

5. COST REIMBURSEMENT. Landlord agrees to reimburse Tenant up to $9,500.00 in total for any or all costs associated with (i) preparation of plans and specifications for Tenant's Requested Work, if any; (ii) the costs paid to Landlord for the performance of Tenant's Requested Work, if any; and (iii) expenses, directly or indirectly, relating to moving.

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                                                                   -------------
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

                                       A-1

                                    [GRAPHIC]

                                                                   -------------
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

                                       A-2

                                    [GRAPHIC]

                                                                   -------------
                                                                      Initials

                                    [GRAPHIC]

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                                                                      Initials

                                    [GRAPHIC]

                                                                   -------------
                                                                      Initials

                                   SCHEDULE I

                                 LANDLORD'S WORK

      Replace roof-top HVAC units

      Clean and replace windows as recommended by Jim's Glass

      Install white-noise system

      Install vinyl wall-covering in small conference room

      Install new light tubes in ceiling lights throughout the Premises

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                                                                   -------------
                                                                      Initials

                    EXHIBIT C - COMMENCEMENT DATE MEMORANDUM
                ATTACHED TO AND MADE A PART OF LEASE BEARING THE
                 LEASE REFERENCE DATE OF JANUARY 9, 2006 BETWEEN
             DB QUAD PRAIRIE BUSINESS CENTER, INC., AS LANDLORD AND
                     BRAEMAR, INC. & BIOTEL, INC., AS TENANT

                          COMMENCEMENT DATE MEMORANDUM

      THIS MEMORANDUM, made as of_____, 2006, by and between DB Quad Prairie Business Center, Inc. ("Landlord") and Braemar, Inc. & Biotel, Inc. ("Tenant").

                                   SAMPLE ONLY

                                    RECITALS:

      A. Landlord and Tenant are parties to that certain Lease, dated for reference January 9, 2006 (the "Lease") for certain premises (the "Premises") consisting of approximately 17,314 square feet at the building commonly known as Eagandale Business Campus III.

      B. Tenant is in possession of the Premises and the Term of the Lease has commenced.

      C. Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.

      NOW, THEREFORE, Landlord and Tenant agree as follows:

      1.    The actual Commencement Date is ____.

      2.    The actual Termination Date is ____.

      3. The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirely, and the following is substituted therefor:

                             [INSERT RENT SCHEDULE]

                                                                   -------------
                                                                      Initials

      4. Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:                              TENANT:

DB QUAD PRAIRIE BUSINESS               BRAEMAR, INC., a Minnesota
CENTER, INC., a Maryland corporation   corporation

By:   RREEF Management Company, a
      Delaware corporation

By:   DO NOT SIGN                      By:   DO NOT SIGN
   ---------------------------------      --------------------------------------
Name:                                  Name:
     -------------------------------        ------------------------------------
Title:                                 Title:
      ------------------------------         -----------------------------------

Dated:
      ------------------------------   TENANT:

                                       BIOTEL, INC., a Minnesota corporation

                                       By:   DO NOT SIGN
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------
                                       Dated:
                                             -----------------------------------

                                                                   -------------
                                                                      Initials

                        EXHIBIT D - RULES AND REGULATIONS

                ATTACHED TO AND MADE A PART OF LEASE BEARING THE
                 LEASE REFERENCE DATE OF JANUARY 9, 2006 BETWEEN
             DB QUAD PRAIRIE BUSINESS CENTER, INC., AS LANDLORD AND
                     BRAEMAR, INC. & BIOTEL, INC., AS TENANT

            1285 Corporate Center Drive, Suite 150, Eagan, Minnesota

1. No sign, placard, picture, advertisement, name or notice (collectively referred to as "Signs") shall be installed or displayed on any part of the outside of the Building without the prior written consent of the Landlord which consent shall be in Landlord's sole discretion. All approved Signs shall be printed, painted, affixed or inscribed at Tenant's expense by a person or vendor approved by Landlord and shall be removed by Tenant at Tenant's expense upon vacating the Premises. Landlord shall have the right to remove any Sign installed or displayed in violation of this rule at Tenant's expense and without notice.

2. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises or Building, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

3. Tenant shall not alter any lock or other access device or install a new or additional lock or access device or bolt on any door of its Premises without the prior written consent of Landlord. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys or other means of access to all doors.

4. If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord. Landlord shall direct electricians as to where and how telephone, data, and electrical wires are to be introduced or installed. The location of burglar alarms, telephones, call boxes or other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

5. Tenant shall not place a load upon any floor of its Premises, including mezzanine area, if any, which exceeds the load per square foot that such floor was designed to carry and that is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

6. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord's prior written consent which consent shall be in Landlord's sole discretion.

7. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster or drywall (except for pictures and general office uses) or in any way deface the Premises or any part thereof. Tenant shall not affix any floor covering to the floor of the Premises or paint or seal any floors in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

8. No cooking shall be done or permitted on the Premises, except that Underwriters' Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

9. Tenant shall not use any hand trucks except those equipped with the rubber tires and side guards, and may use such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building. Forklifts which operate on asphalt areas shall only use tires that do not damage the asphalt.

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10.   Tenant shall not use the name of the Building or any photograph or other likeness of the Building in connection with or in promoting or advertising Tenant's business except that Tenant may include the Building name in Tenant's address. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.

11. All trash and refuse shall be contained in suitable receptacles at locations approved by Landlord. Tenant shall not place in the trash receptacles any personal trash or material that cannot be disposed of in the ordinary and customary manner of removing such trash without violation of any law or ordinance governing such disposal.

12. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governing authority.

13. Tenant assumes all responsibility for securing and protecting its Premises and its contents including keeping doors locked and other means of entry to the Premises closed.

14. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without Landlord's prior written consent.

15.   No person shall go on the roof without Landlord's permission.

16. Tenant shall not permit any animals, other than seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the property.

17. Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or parking lot.

18. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building. Landlord may waive any one or more of these Rules and Regulations for the benefit of any tenant or tenants, and any such waiver by Landlord shall not be construed as a waiver of such Rules and Regulations for any or all tenants.

19. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

20. Any toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

21. Tenant shall not permit smoking or carrying of lighted cigarettes or cigars in areas reasonably designated by Landlord or any applicable governmental agencies as non-smoking areas.

22. Any directory of the Building or project of which the Building is a part ("Project Area"), if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to charge for the use thereof and to exclude any other names.

23. Canvassing, soliciting, distribution of handbills or any other written material in the Building or Project Area is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any goods or merchandise in the Building or Project Area without the written consent of Landlord.

24. Any equipment belonging to Tenant which causes noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration.

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25.   Driveways, sidewalks, halls, passages, exits, entrances and stairways
      ("Access Areas") shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. Access areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgement of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building or its tenants.

26. Landlord reserves the right to designate the use of parking areas and spaces. Tenant shall not park in visitor, reserved, or unauthorized parking areas. Tenant and Tenant's guests shall park between designated parking lines only and shall not park motor vehicles in those areas designated by Landlord for loading and unloading. Vehicles in violation of the above shall be subject to being towed at the vehicle owner's expense. Vehicles parked overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to being towed at vehicle owner's expense. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

27. No trucks, tractors or similar vehicles can be parked anywhere other than in Tenant's own truck dock area. Tractor-trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the parking areas or on streets adjacent thereto.

28. During periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow and loading and unloading areas of other tenants. All products, materials or goods must be stored within the Tenant's Premises and not in any exterior areas, including, but not limited to, exterior dock platforms, against the exterior of the Building, parking areas and driveway areas. Tenant agrees to keep the exterior of the Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation.

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